                                        LOAN AGREEMENT
                                        BY AND BETWEEN

                        THE GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO

                                              AND

                               EL CONQUISTADOR PARTNERSHIP, L.P.

                                           I N D E X

Article                                                                                   Page
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
I.    INCORPORATION OF RECITALS............................................................  x

II.   DEFINITIONS.......................................................................II - 1

III.  REPRESENTATIONS AND WARRANTIES...................................................III - 1
                      3.1    Partnership Existence; Compliance with Law....................  1
                      3.2    Executive Offices.............................................  1
                      3.3    Subsidiaries..................................................  2
                      3.4    Partnership Power; Authorization; Enforceable Obligations.....  2
                      3.5    Omitted.......................................................  2
                      3.6    Financial Information to Lender...............................  2
                      3.7    No Litigation.................................................  3
                      3.8    No Default....................................................  3
                      3.9    Investment Company Act........................................  4
                      3.10   Margin Regulations............................................  4
                      3.11   Taxes.........................................................  5
                      3.12   Use of Loan Proceeds..........................................  5
                      3.13   Omitted.......................................................  5
                      3.14   Reportable Event..............................................  5
                      3.15   Environmental Matters.........................................  6
                      3.16   Condemnation..................................................  6
                      3.17   Labor Matters.................................................  7
                      3.18   Other Ventures................................................  7
                      3.19   No Contract Cancellations.....................................  7
                      3.20   Liens.........................................................  7
                      3.21   Omitted.......................................................  7
                      3.22   Sufficiency of Funds..........................................  8
                      3.23   Title to Property.............................................  8
                      3.24   Possession of Premises........................................  8
                      3.25   Utilities and Streets.........................................  8
                      3.26   General.......................................................  8
                      3.27   Survival of Warranties; Representations.......................  9




                                         - i -







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



         IV.   AMOUNT AND TERMS OF LOANS................................................IV - 1
                      4.1    Of the Interim Loans..........................................  1
                      4.2    Of the Term Loan..............................................  3
                      4.3    GDB Escrow....................................................  5
                      4.4    Maximum Interest Rate.........................................  7
                      4.5    Release Provisions............................................  8
                      4.6    Subordination and Standstill Agreement........................  8

         V.    SECURITY..................................................................V - 1
                      5.1    The Security..................................................  1
                      5.2    Preservation of Security......................................  3
                      5.3    Non Recourse Obligations......................................  3

         VI.   CONDITIONS PRECEDENT FOR INITIAL DISBURSEMENT........................... VI - 1
                      6.1    Conditions....................................................  1
                                    (a)     Title to Premises..............................  1
                                    (b)     Payment of Fee.................................  1
                                    (c)     Collateral.....................................  1
                                    (d)     Equity Contribution............................  1
                                    (e)     Financial Information..........................  1
                                    (f)     Appraisal......................................  1
                                    (g)     Survey.........................................  1
                                    (h)     Environmental Report...........................  2
                                    (i)     Budget.........................................  2
                                    (j)     Special Report.................................  2
                                    (k)     Insurance......................................  2
                                    (l)     Title Insurance................................  3
                                    (m)     Contractor's Insurance.........................  3
                                    (n)     Utility Facilities.............................  3
                                    (o)     Construction Documents.........................  3
                                    (p)     Bonds..........................................  4
                                    (q)     Construction Schedule..........................  4
                                    (r)     Construction Permit............................  4
                                    (s)     Plans and Specifications.......................  4
                                    (t)     Taxes..........................................  4
                                    (u)     Federal Taxes..................................  5
                                    (v)     Labor Contributions............................  5
                                    (w)     Partnership Agreement..........................  5
                                    (x)     Counsel Opinion................................  5

         VII.  CONDITIONS PRECEDENT FOR ALL LOANS AND DISBURSEMENT REQUIREMENTS
               AND PROCEDURES..........................................................VII - 1
                      7.1    ..............................................................  1


                                     - ii -







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



         VIII. AFFIRMATIVE COVENANTS .................................................VIII - 1
                      8.1    Application of Loan Proceeds..................................  1
                      8.2    Books and Records.............................................  1
                      8.3    Financial Information.........................................  1
                      8.4    Construction Development of the Project.......................  2
                      8.5    Effectiveness of Permits; Approvals...........................  2
                      8.6    Access by Lender..............................................  2
                      8.7    Maintain Rights; Franchises...................................  3
                      8.8    Filing of Tax Returns.........................................  3
                      8.9    Estoppel Certificates.........................................  3
                      8.10   Correctness of Representations; Warranties....................  3
                      8.11   Maintenance of Existence and Conduct of Business..............  4
                      8.12   Payment of Obligations........................................  4
                      8.13   Agreements....................................................  5
                      8.14   Litigation....................................................  5
                      8.15   Insurance.....................................................  5
                      8.16   Compliance with Law........................................... 12
                      8.17   Supplemental Disclosure....................................... 12
                      8.18   Recording; Transfer Taxes and Fees............................ 13
                      8.19   Preservation of the Properties................................ 13
                      8.20   Environmental Matters......................................... 14
                      8.21   Notice........................................................ 15
                      8.22   Deficiency Loans.............................................. 16
                      8.23   Certification of Substantial Completion....................... 18
                      8.24   Permits and Licenses.......................................... 18
                      8.25   Of the Project................................................ 18
                      8.26   Deposit of Escrow Requirement................................. 20
                      8.27   Interest Rate Swap............................................ 20
                      8.28   Expropriation................................................. 20

         IX.   NEGATIVE COVENANTS........................................................IX- 1
                      9.1    Consent of Lender.............................................  1

         X.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES....................................X - 1
                      10.1   Events of Default.............................................  1
                      10.2   Remedies......................................................  4
                      10.3   Waiver of Defaults............................................  6
                      10.4   Waivers by Borrower...........................................  6
                      10.5   Right of Set-Off..............................................  6
                      10.6   Control.......................................................  7

         XI.   MISCELLANEOUS............................................................XI - 1
                      11.1   No Agency Relationship........................................  1
                      11.2   Liability.....................................................  1


                                        - iii -







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



                      11.3   Indemnity of Lender...........................................  2
                      11.4   Damage or Destruction.........................................  4
                      11.5   Taking of the Mortgaged Property..............................  8
                      11.6   Application of Proceeds Upon Casualty or Substantial Taking .. 10
                      11.7   Complete Agreement; Modification of Agreement................. 11
                      11.8   Fees and Expenses............................................. 12
                      11.9   No Waiver by Lender........................................... 13
                      11.10  Remedies...................................................... 13
                      11.11  Parties....................................................... 13
                      11.12  Conflict of Terms............................................. 14
                      11.13  Authorized Signatories........................................ 14
                      11.14  Notices....................................................... 14
                      11.15  Captions...................................................... 16
                      11.16  Exhibits and Schedules........................................ 16
                      11.17  Omitted....................................................... 16
                      11.18  Governing Law and Venue....................................... 16
                      11.19  Severability.................................................. 16
                      11.20  Entire Agreement.............................................. 17
                      11.21  Survival of Representations................................... 17
                      11.22  GDB's Consent................................................. 18
                      11.23  Reliance by Lender............................................ 18


EXHIBITS

        A.     Description of Premises
        B.     Description of Condominium Parcels
        C.     Secured Promissory Note
        D.     Request for Disbursement
        E.     Disbursement Schedule
        F.     Escrow Agreement

                                 LOAN AGREEMENT

        This AGREEMENT, entered into in the city of San Juan, Commonwealth of Puerto Rico, this 7th day of February, 1991 by and between:

        THE   GOVERNMENT   DEVELOPMENT   BANK  FOR  PUERTO  RICO,   (hereinafter
indistinctively "GDB" or "LENDER," a banking institution of the Government of the Commonwealth of Puerto Rico, created by Act 17 enacted on September 23, 1948, with principal offices in San Juan, Puerto Rico, represented herein by its Executive Vice President, MR. GEORGE B. WILSON, of legal age, married, an executive and resident of San Juan, Puerto Rico; and

        EL CONQUISTADOR PARTNERSHIP, L.P., (hereinafter "THE BORROWER"), a limited partnership organized and existing under the laws of the State of Delaware, duly qualified and authorized to do business in and within the Commonwealth of Puerto Rico, herein represented by its Partners, KUMAGAI CARIBBEAN, INC., a corporation organized and existing under the laws of the State of Texas, duly qualified and authorized to do business in and within the Commonwealth of Puerto Rico, and by WKA EL CON ASSOCIATES, a general partnership organized and existing under the laws of the State of New York, such Partners in turn herein respectively represented by MR. SHUNSUKE NAKANE, who is of legal age, married, an executive and resident of San Juan, Puerto Rico, and by MR. NORMAN JULES MENELL, who is of legal age, married, and executive and resident of Sarasota, Florida.

                              W I T N E S S E T H:

        WHEREAS, the Borrower is the owner and holder of the fee simple title ("PLENO DOMINIO") to that certain real estate (hereinafter referred to as "THE PREMISES", more fully described in EXHIBIT "A", which is attached hereto and made a part hereof by reference; and

        WHEREAS, the Borrower proposes to construct the Project (as hereafter defined) on the Premises and has requested and applied to GDB for loans ("LOANS") aggregating TWENTY FIVE MILLION DOLLARS ($25,000,000.00) to be used for financing part of the Improvements (as hereafter defined); and the parties desire to execute this Agreement to set forth the terms and conditions of their agreements in the premises;

        NOW, THEREFORE, in consideration of the premises and of the mutual and separate agreements, pledges, covenants and warranties of the parties hereto, and for other good and valuable considerations, it is agreed, covenanted, and warranted by the parties as follows:

                                    ARTICLE 1

                            INCORPORATION OF RECITALS

        1.1 Incorporation of Recitals. The foregoing preambles and all other recitals set forth are made a part of this Agreement.

                                    ARTICLE 2
                                   DEFINITIONS

        2.1 The following terms as used herein shall have the following meanings:

        "AGREEMENT" shall mean the this Loan Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

        "AFICA" shall mean the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority.

        "AMK"  shall  mean  AMK  Conquistador,   S.E.,  a  Puerto  Rico  special
partnership.

        "ANNUAL AGENTS FEE" shall have the meaning assigned in the Letter of Credit and Reimbursement Agreement.

        "ANNUAL LETTER OF CREDIT FEE" shall have the meaning assigned in the Letter of Credit and Reimbursement Agreement.

        "ANDREWS FAMILY" shall mean Hugh A. Andrews, his spouse and children.

        "ARPE" shall mean the Administration of Regulations and Permits of the Commonwealth of Puerto Rico.

        "APPRAISAL" shall mean an appraisal in narrative form, assuming the Improvements are completed in accordance with the Plans, prepared by Pannell, Kerr & Forster for the Bank at Borrower's sole cost and expense setting forth a fair market value of the Premises as so completed.

               "ARCHITECTS" shall mean Ray, Melendez and Associates, or any successors engaged by Borrower with the prior written consent of Lender.

               "ARCHITECTS' AGREEMENTS" shall mean those certain agreements between Borrower and Architects, and Borrower and Consultant and Designers, relating to the design of the Improvements and providing for architectural services in connection with the construction of the Improvements, as more specifically identified in Exhibit "A" to the Assignment Agreement.

               "ASSIGNMENT"   or   "ASSIGNMENT   AGREEMENTS"   shall   mean  the
assignments to be made by Borrower in favor of Lender pursuant to Article Five hereof.

               "BANK" shall mean The Mitsubishi Bank, Limited, acting through its New York Branch, its successors and assigns, a successor letter of credit Bank or a lender providing refinancing for the loan evidenced by the Bank Loan Documents.

               "BANK COVERAGE REQUIREMENT" shall mean that either (i) the Net Earnings for the 24 full calendar-month period next preceding the date of determination has been an amount not less than the Annual Debt Service for such 24 full calendar-month period multiplied by 1.30 or (ii) the Net Earnings for the 12 full calendar-month period next preceding the date of determination has been an amount not less than the Annual Debt Service for such 12 full calendar-month period multiplied by 1.50.

               "BANK'S CONSULTANT" shall mean Merritt & Harris, Inc. or such other Person or architectural or engineering consultant as may be designated and engaged by the Bank, at Borrower's expense, to examine the Budget and the Plans, any changes thereto, and cost breakdowns and estimates with respect to the Project (including, without limitation, all cost breakdowns and estimates set forth in any Request for Disbursement and all accompanying certifications), to make periodic inspections of the progress of the Construction of the Improvements on behalf of the Bank and the Lender, to advise and render reports to the Bank and the Lender concerning the foregoing and to otherwise consult with the Bank and the Lender with respect to the Project.

               "BANK'S CONSULTANT'S REPORT" shall mean a report by the Bank's Consultant (i) to the effect that all of the work related to Construction of the Project has been completed in a good and workmanlike manner, substantially in accordance with the Plans and the Construction Schedule and in compliance with the Legal Requirements, (ii) stating whether the work which is the basis of the applicable Request for Disbursement has been completed within the applicable Line Item therefor, (iii) stating whether the undisbursed amount of the Loan and amounts available under the Bank Loan Documents allocable to the Construction of the Improvements in accordance with the Plans, (iv) stating that ownership to all material and fixtures incorporated in the Construction of the Improvements and all materials stored on-site or off-site or in fabrication which are included in any Request for Disbursement shall vest in the Borrower immediately upon delivery thereof to the Project, and (v) addressing such other matters reasonably requested by Lender to be addressed therein.

               "BANK LOAN DOCUMENTS" shall have the meaning assigned in the Subordination and Standstill Agreement.

               "BUDGET" shall mean a budget prepared by Borrower setting forth Total Project Costs in detail satisfactory to Lender (including a detailed trade breakdown of such costs and specifying Hard Costs and Soft Costs), as such Budget may be amended, modified or supplemented from time to time pursuant to the terms of the Bank Loan Documents.

               "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in San Juan, Puerto Rico, New York City, or London are authorized or required by law or executive order to close.

               "CASUALTY" shall mean any damage to or destruction of the Mortgaged Property, or any portion thereof.

               "CHARGES" shall mean all federal, state, county, city, municipal, local, or other governmental charges, taxes, assessments, user fees and expenses, levies and similar charges applicable to Puerto Rico and the United States and all levies, assessments or charges including assessments, user fees and charges, utilities and those imposed by any other Person upon or relating to
(i) the Security, (ii) Borrower's withholding obligations in relation to payroll, income or gross receipts, (iii) Borrower's ownership or use of the Premises, or (iv) any other aspect of Borrower's businesses.

               "CLOSING" shall mean the execution and delivery of this Agreement and all other Loan Documents, which Closing shall take place at the office of Lender at the address set forth in the beginning of this Agreement, or at such other places as the parties may choose.

               "CLOSING DATE" shall mean February 7th, 1991, by which date the Closing shall have occurred.

               "COLLATERAL"  shall mean all of the  property,  real or personal,
tangible  or  intangible,   and  all  rights  thereto,  pledged,   mortgaged  or
hypothecated pursuant to the Security Documents.

               "COMMITMENT" shall have the meaning assigned to it in Article Four hereof.

               "COMMONWEALTH" shall mean the Commonwealth of Puerto Rico and its political subdivisions, municipalities, agencies and instrumentalities.

               "COMPENSATION" shall mean, with respect to any Person, all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock options or phantom stock options or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

               "COMPLETION DATE" shall mean the date of Substantial Completion of the Project which shall not be later than October 15, 1992, provided, however, that the Completion Date may be extended by the Borrower to April 15, 1993, for any reason whatsoever, and, in the event of Unavoidable Delay, the Completion Date may be extended by the Borrower to October 15, 1993.

               "CONDOMINIUM   PARCELS"  shall  mean  the  approximately  20-acre
portion of land shown on Exhibit "B" annexed hereto, which Condominium Parcels have or are to be released from the GDB Mortgage in one or more segments.

               "CONDOMINIUM REVENUES" shall mean revenues derived by Borrower from the Condominium Units through (i) the rental of the Condominium Units, (ii) the use of the Premises by the occupants of the Condominium Units, and (iii) the right of such occupants to use the Premises.

               "CONDOMINIUM UNITS" shall mean up to 150 residential condominium units that may be developed and construed on the Condominium Parcels.

               "CONSTRUCTION or CONSTRUCT", when used with reference to the Project, shall mean construction, renovation or development of the Improvements or any portion thereof, the cost of which are included in the Budget as Hard Costs.

               "CONSTRUCTION DOCUMENTS" shall mean, collectively, the Construction Management Agreement, the Architect's Agreements, all Trade Contracts and all other agreements to which Borrower is party or beneficiary pertaining to the Construction of the Improvements.

               "CONSTRUCTION MANAGEMENT AGREEMENT" shall mean that certain agreement between Borrower and the Construction Manager dated as of January 12, 1990 and amended by First Amendment thereto dated as of September 30, 1990 or any permitted Amendments providing for the construction of the Improvements upon the terms and conditions set forth therein.

               "CONSTRUCTION MANAGER" shall mean KGCC or any successor engaged by Borrower with the prior written consent of the Bank.

               "CONSULTANTS AND DESIGNERS" shall mean Edward D. Stone, Jr. and Associates, Inc. and Jorge Rosello Associates, and or any successors engaged by Borrower with the prior written consent of Lender.

               "CONVERSION DATE" shall have the meaning given in paragraph 4.1(d) of this Agreement.

               "COVERAGE REQUIREMENT" shall mean that the Net Earnings for the preceding 24 month period is an amount not less than 1.30 times the preceding 24 month Debt Service.

               "DEBT SERVICE" shall mean for any period for which Debt Service is being determined, the sum of (i) any interest paid or payable under the loan extended to Borrower by AFICA at the Bond Fixed Rate, as defined under the Bank Loan Documents, with respect to such period (or to the extent the Bond Fixed Rate is inapplicable to any portion of such loan, at the rate provided for with respect to such portion of such loan), (ii) interest paid or payable under the GDB Loan at the rate herein provided with respect to such period or, to the extent interest swap arrangements are in place with respect to the GDB Loan, at the GDB Fixed Rate with respect to such period, (iii) Annual Agents Fee and the Annual Letter of Credit Fee payable with respect to such period, and (iv) any fees arising in connection with the loan under the Bank Loan Documents and/or the GDB Loan which are payable with respect to such period.

               "DEBTOR RELIEF LAWS" shall mean the Bankruptcy code of the United States of America, as amended from time to time, any bankruptcy or debtor relief laws provided by the laws of Puerto Rico, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the Rights of creditors generally.

               "DEFAULT" or "EVENT OF DEFAULT" shall have the meaning defined in Article Ten hereof.

               "DISBURSEMENT" shall mean each disbursement of all or any of the proceeds of the Loan.

               "DOLLARS" or the sign "$" shall mean dollars in the lawful currency of the United States of America.

               "ENVIRONMENTAL LAWS" shall mean all present or future, federal, commonwealth and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements, currently or hereafter in effect, whether arising under the laws of the United States or Puerto Rico, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Materials that are or may be applicable, in any way, to the Project, including any such restrictions or requirements by the department of natural resources or environmental protection agency now or at any time hereafter in effect.

               "ENVIRONMENTAL REPORT" shall mean an environmental report relating to the Premises and the Improvements, addressed to GDB and the Bank, which report shall include, without limitation, geological, soil and hazardous waste evaluations, prepared at Borrower's sole cost and expense by a certified engineering and testing company, or by a firm of environmental consultants acceptable to GDB and the Bank.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ESCROW   AGREEMENT"  or  "GDB  ESCROW"  shall  mean  the  Escrow
Agreement under which Borrower will deposit funds in escrow with a banking institution mutually acceptable to Borrower and Lender, such funds to be pledged solely for the benefit of Lender as provided in Article 4.3 hereof.

               "FAJARDO PROPERTY" shall mean approximately 220 acres of land located in Fajardo Puerto Rico, as more particularly described in the GDB Mortgage.

               "FINANCIAL INFORMATION" shall mean the financial information required under the Agreement to be furnished by Borrower to Lender, all such information prepared in accordance with generally accepted accounting principles
(GAAP), as appropriate.

               "FISCAL YEAR" shall mean the twelve month period (or shorter period with respect to the First Fiscal Year within the term hereof) that ends on March 31st of any given year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year", unless the Bank shall consent in writing to such changes, which consent shall not be unreasonably denied.

               "GDB" shall mean the Government Development Bank of Puerto Rico.

               "GDB BASE RATE" shall mean for the first eight years of the term of the GDB Loan an interest rate equal to the Libor Rate less 50 basis points, and thereafter, as negotiated between Lender and Borrower to reflect changes in Lender's cost of funds.

               "GDB ESCROW AGENT" or "ESCROW AGENT" shall mean the financial institution which will serve as Escrow Agent for the GDB Escrow.

               "GDB LEASEHOLD  MORTGAGE" shall mean a second leasehold  mortgage
in  the  principal  amount  of  FIVE  HUNDRED  THOUSAND  DOLLARS   ($500,000.00)
encumbering the Palominos Island Property.

               "GDB LOAN " shall mean a loan by GDB to Borrower in the aggregate principal amount of $25,000,000 to be used by Borrower to finance a portion of the Total Project Costs, pursuant to the terms and conditions set forth in this Agreement.

               "GDB MORTGAGE" shall mean the mortgage, deed of trust or similar security agreement in form reasonably satisfactory to GDB, made or to be made by Borrower upon the Premises, to be encumbered in favor of GDB to secure the payment of the GDB Loan, creating a second priority Lien on the Premises, more particularly a second mortgage in the principal amount of $25,000,000.00, encumbering the Premises, including all buildings, improvements, fixtures and personal property presently located thereon and all buildings and improvements to be erected and constructed thereon and all fixtures and personal property owned by Borrower to be placed therein.

               "GDB MORTGAGE NOTE" shall mean the mortgage note in the amount of $25,000,000 secured by the GDB Mortgage, and the leasehold mortgage note in the amount of $500,000 secured by the GDB Leasehold Mortgage.

               "GDB STANDSTILL AGREEMENT" shall mean the Subordination and Standstill Agreement, dated as of the date hereof, between GDB and the Bank.

               "GENERAL PARTNER" shall mean either Kumagai Caribbean, Inc. ("KGC") or WKA El Con Associates ("WKA"), the sole general partners of Borrower (KGC and WKA together being the GENERAL PARTNERS).

               "GOVERNMENT AUTHORITY" shall mean any court, agency, authority, board (including, without limitation, any environmental protection, planning or zoning board), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States, the Commonwealth of Puerto Rico, any State of the United States, or the Municipality of Fajardo, whether now or hereafter in existence, having jurisdiction over Borrower and/or Project.

               "GROSS REVENUES" shall mean, for any period with respect to which Gross Revenues are being determined, all revenues of any kind received by Borrower from the ownership and operation of the Premises for such period, including, without limitation, room, food and beverage, and other facility revenues, Condominium Revenues, casino revenues, rentals or other payments for leases and concession agreements, annual dues for golf memberships, revenues derived from the resale of golf memberships, the proceeds of any business interruption insurance, and, except as provided below, all revenues received by Borrower from all other activities of the Premises less in each case actual refunds made to customers, guests, or patrons. Gross Revenues shall not include the proceeds of the sale of the Condominium Units, revenues derived from the initial sale of golf memberships, tips, service charges added to a customer bill or statement in lieu of gratuities which are payable to employees of the Project, value of complimentary rooms, food and beverages, except those purchased by the Casino, and any sales or other use or excise tax required by law to be collected with respect to the operations of the Premises and remitted to taxing authorities.

               "HARD COSTS" shall mean, collectively, the costs and expenses and items thereof set forth in the Budget as Hard Costs with respect to the acquisition of the Project and with respect to supplying goods, services, materials and labor for the Construction of the Project.

               "HAZARDOUS MATERIAL" shall mean asbestos, polychlorinated biphenyls, petroleum products and any other substance or material that, whether by its nature or use, is now or hereafter defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Law.

               "HOSPITALITY" shall mean Hospitality Investor Group, S.E., a Puerto Rico special partnership.

               "IMPROVEMENTS" shall mean the improvements to be renovated or constructed on the Premises pursuant to the Plans, consisting of approximately 750 guest rooms, approximately 50,000 square feet of meeting space (including prefunctionary space) six restaurants, approximately 13,000 square feet of retail space, an approximately 10,000 square feet casino, a marina, approximately 100,000 square feet of swimming pools and water features, an 18-hole golf course, an approximately 40,000 square feet clubhouse and spa facility, eight tennis courts, water sports facilities on the Palominos Island Property and related amenities and facilities.

               "INCHOATE LIEN" means any lien for taxes not yet due and payable, mechanic's Lien and materialmen's Lien, if any, for services or materials for which payment is not yet due or which is being contested in good faith by appropriate proceedings.

               "INDEBTEDNESS" shall mean all liabilities, obligations and indebtedness of any and every kind and nature, including without limitation, all liabilities and all obligations to trade creditors, whether now or hereafter owing, arising, due or payable from Borrower to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness shall specifically include (a) all obligations and indebtedness of Borrower for borrowed money or for notes, bonds, debentures and other debt securities; (b) indebtedness represented by the deferred purchase price of property or services acquired by such Person; (c) rental payable by such Person under any leases of real or personal property which shall have been, or should, under generally accepted accounting principles, be classified as a capital lease; (d) obligations of such Person under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of another Person of the type described in clause (a), (b) or (c) above, and (e) liabilities of such Person in respect of unfunded vested benefits under, or withdrawal liability in respect of, plans covered by Title IV of ERISA; (F) all charges; and (g) all taxes.

               "INITIAL DISBURSEMENT" shall mean the first disbursement of the proceeds of the GDB Loan.

               "INITIAL DISBURSEMENT DATE" shall mean the date on which the Initial Disbursement is made.

               "INSURANCE   POLICIES"  shall  mean  the  policies  of  insurance
required to be maintained pursuant to Article 8.15 hereof.

               "INTEREST ADJUSTMENT DATES" shall mean the first day of January, April, July and October.

               "INTERNATIONAL TEXTILE" shall mean International Textile Products of Puerto Rico, Inc., a Puerto Rico corporation.

               "KGC" shall mean Kumagai Caribbean, Inc., a Texas corporation.

               "KGCC"   shall   mean  KG   (Caribbean)   Corporation,   a  Texas
corporation.

               "KIUSA" shall mean Kumagai International USA Corporation, a Texas corporation.

               "KMA" shall mean KMA Associates of Puerto Rico, Inc., a Puerto Rico corporation.

               "KOFFMAN FAMILY" shall mean Burton I. Koffman, Richard E. Koffman, their parents, issue (including adopted persons), wives, siblings and direct descendants, and trusts organized for the benefit of any of the foregoing.

               "KUMAGAI"   shall  mean  Kumagai  Gumi  Co.,   Ltd.,  a  Japanese
Corporation.

               "LEASEHOLD MORTGAGE" shall mean the mortgage in form satisfactory to GDB to be made by Borrower upon the Lease Agreement for the Palominos Island Property.

               "LEGAL REQUIREMENTS" shall mean, collectively, (i) all statutes, laws, rules, rulings, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority (including, without limitation, fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws) in any way applicable to Borrower or the Project, or any portion thereof, or to the ownership, use, occupancy, possession, operation or maintenance of the Project; (ii) all requirements of the local Board of Fire Underwriters or other similar body acting in and for the locality in which the Premises are situated and all requirements of each insurance policy covering or applicable to all or any portion of the Project, or the use thereof, and all requirements of the issuer of each such policy, including any which may require repairs, modifications or alterations (structural or otherwise) in or to the Project, or any portion thereof; and (iii) all requirements of each permit, license, authorization and regulation relating to the Project, or any portion thereof, or to the ownership, use, occupancy, possession, operation or maintenance thereof.

               "LENDER" shall mean the Government Development Bank for Puerto Rico.

               "LIBOR" or "LIBOR RATE" shall mean the rate per annum quoted at approximately 11:00 a.m. London time by Telerates Systems, (currently on page 3750 of the financial information reporting services furnished electronically by Telerate Systems, Inc.) on each Interest Adjustment Date for the offering to leading banks in the London interbank market of dollar deposits immediately available funds for ninety (90) day periods.

               "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any mechanic's lien, materialmen's lien, conditional sale agreement, title retention agreement, any lease, which under applicable law is deemed to create a lien, security interest or the equivalent.

               "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Documents and any and all other agreements, documents and instruments delivered by Borrower pertaining to the Loans pursuant to the terms of this Agreement, as hereafter renewed, amended or supplemented from time to time.

               "LOAN(S)" shall mean any draws or advances made by GDB to Borrower pursuant to the terms of this Agreement.

               "MAJOR CASUALTY" shall mean a Casualty, the Restoration of which is reasonably estimated to cost more than $1,000,000.

               "MANAGEMENT AGREEMENT" shall mean the January 12, 1990 Agreement between Williams and Borrower, as amended by the First Amendment thereto dated September 30,1990, and the second amendment thereto dated January 31st, 1991, pursuant to which the former shall operate the Project.

               "MARGIN" or "GDB MARGIN" shall mean:

               (a) 1.40% for any portion of the GDB Loan which has been disbursed until the Completion Date.

               (b) 1.25% after the Completion Date until the earlier of maturity of the GDB Loan or such date as the Coverage Requirement is achieved.

               (c)     1.00% after the Coverage Requirement is achieved.

               (d) Commencing with the fiscal year for the Project beginning on April 1, 1999, and provided that the Net Earnings from the Premises for the preceding 24 month period are at least 1.50 times Debt Service for such period, then, in lieu of the GDB Margin described above, the following Margins will apply:

                              (i) For the fiscal year beginning  April 1, 1999 -
                                  1.50%;
                             (ii) For the fiscal year beginning April 1,  2000 -
                                  2.00%;
                            (iii) For the fiscal year beginning  April 1,  2001,
                                  and for each fiscal year  thereafter  - 3.00%.

                       In any fiscal year in respect of which the 1.50 Coverage Requirement for the preceding 24 month period described above is not achieved, then for such fiscal year, the Margins will be as described under (b) and (c).

               "MATERIAL ADVERSE EFFECT" shall mean any set of circumstances or event which (a) is or could reasonably be expected to have a material adverse effect upon the validity or enforceability of any Loan Document; (b) is or could reasonably be expected to become material and adverse to the financial condition or business operations of Borrower; (c) does or could reasonably be expected to materially impair Borrower's ability to fulfill its obligations under the terms and conditions of any of the Loan Documents; or (d) causes a Default or an Event of Default.

               "MATURITY DATE" shall mean the Loan Maturity Date, or such earlier date as GDB shall declare the entire principal sum due and payable in the exercise of its Rights under Article Ten hereof.

               "MORTGAGED PROPERTY(IES)" shall mean the Premises and all rights, interest and improvements appurtenant thereto encumbered by the Lien of the GDB Mortgage, or the GDB Leasehold Mortgage.

               "NOTE" or "SECURED PROMISSORY NOTE" shall mean the Note of Borrower to GDB evidencing the Loan Proceeds.

               "NET  EARNINGS"   shall  mean  Gross  Revenues  minus   Operating
Expenses.

               "NET PROCEEDS" shall mean the amount of all insurance proceeds other than business interruption insurance paid pursuant to any Insurance Policy as the result of a Casualty, after deduction of Lender's costs and expenses (including, without limitation, attorneys' fees and expenses), if any, in collecting the same.

               "NET RESTORATION AWARD" shall mean the amount of all awards and payments received from a condemnor on account of a Taking, after deduction of the Lender's costs and expenses (including, without limitation, attorneys' fees and expenses), if any, in collecting the same.

               "OBLIGATION(S)" mean all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to GDB by Borrower arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon and costs, expenses and attorneys' fees incurred in the enforcement or collection thereof, whether such Indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, determinate, undeterminate, joint, several or joint and several.

               "OFFICER'S CERTIFICATE" shall mean a certificate signed by a General Partner.

               "OPERATING EXPENSES" shall mean, with respect to any period for which Operating Expenses are being determined, all expenses paid by or on behalf of the Borrower in connection with the ownership and operation of the Premises and the Condominium Units for such period, including, without limitation, insurance, utilities, funding of reserves in amounts approved by the Bank and GDB for maintenance, capital and non-capital repairs and the repair and replacement of furniture, fixtures and equipment, but in any event commensurate with the guidelines set forth in Section 4.5 of the Management Agreement; general and special real property taxes on and assessments of the Premises; equipment rentals; maintenance and non-capital repairs to the extent not paid for from reserves established therefor; non-capital repair and replacement of furniture, fixtures and equipment to the extent not paid for from reserves established therefor; governmental and license fees; advertising and marketing; payments under the Ground Lease; Basic Management Fees and expenses arising under the Management Agreement; all other operating expenses reasonably necessary for the proper and efficient operation of the Premises as a first class destination resort hotel. Operating expenses shall not include Debt Service or any item of expense incurred in the development, construction, sale or financing of the Condominium Units.

               "PALOMINOS ISLAND PROPERTY" shall mean approximately 90 acres of land located on an island approximately three (3) miles to the east of the Fajardo Property, or more particularly described in the Leasehold Mortgage.

               "PARTICIPATION" shall mean all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a partnership or equivalent entity, whether voting or nonvoting, including, without limitation, any other "equity security"

               "PARTIES" shall mean Borrower and GDB.
               "PARTY" shall mean either Borrower or GDB.
               "PERMITTED LIENS OR ENCUMBRANCES" shall mean:

               (a) The Liens in favor of GDB set forth in the Security Documents


               (b) Liens arising out of judgments or awards with respect to which Borrower or the Partnership shall in good faith be prosecuting an appeal or proceedings for review and in respect to which the aforesaid shall have set aside on its books reserves which GDB deems adequate with respect to each such judgment or award.

               (c) Liens for taxes, assessments, governmental charges or levies, if payments of such taxes assessments, governmental charges or levies shall not at the time be required to be made under the Loan Agreement or any other Loan Document.

               (d)     Inchoate Liens.

               (e) Existing easements, rights of way and servitudes on the Mortgaged Properties as of the Closing Date and such future easements, rights of way and servitudes as GDB shall approve as to the Mortgaged Properties.

               (f) Liens on personal property to be acquired by Borrower subsequently to the commencement of hotel operations by the Borrower and which do not replace the originally contemplated furniture and fixture or equipment to be acquired for such operations, or to secure financing from non-GDB sources in accordance with and to the extent permitted in this Agreement.

               (g) Deposits and similar payments incurred in the ordinary course of Borrower's business.

               (h)     Liens constituted under the Bank Loan Documents.

               (i)     Third mortgage lien on the Premises in favor of KGC.

               (j) The necessary easements, rights of way, and servitude to provide adequate access and services to the Condominium Parcels, which shall be constituted simultaneously with the release of the Condominium Parcels from the lien of the GDB Mortgage.

               "PERMITS" shall mean, collectively, all applicable authorizations, consents, licenses, approvals and permits of Government Authorities for Construction of the Improvements in accordance with the Plans and all Legal Requirements, and for the performance and observance of all agreements, provisions and conditions herein contained.

               "PERMITTED TRANSFERS" shall mean (a) any transfer, direct or indirect, of the interests of or in KGC or KIUSA to Kumagai or to any entity wholly owned and controlled by Kumagai; (b) any transfer, direct or indirect, of the interests of or in WMS El Con to WMS Industries or any entity wholly owned and controlled by WMS Industries; (c) any transfer, direct or indirect, of the interests of or in International Textile, KMA or AMK to a member of the

Koffman Family or to any entity which is wholly owned by one or more members of the Koffman Family; (d) any transfer of the interests of Marcel Arroyo, Marcel Arroyo, Jr. or David Melin in KMA which is not prohibited by any shareholder's or similar agreement applicable to the transfer of such interests; (e) any transfer, direct or indirect, of interests in Hospitality to members of the Andrews Family or any entity wholly owned and controlled by one or more members of the Andrews Family, provided that Hospitality shall at all times be controlled by Hugh A. Andrews for so long as he shall be alive and competent;
(f) any transfer of a limited partner interest in Borrower approved by GDB in writing, which approval shall not be unreasonably withheld, (g) any transfer of publicly-traded ownership interests in WMS Industries or Kumagai; and (h) collateral assignment of interests of WKA in the Borrower to secure a KG Loan, as provided in Section 6.03 Borrower's Partnership Agreement, transfer of Condominium Parcels.

               "PERSON" shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "PLANS AND SPECIFICATIONS" OR "PLANS" shall mean the plans, drawings and specifications for the Construction of the Improvements, including, without limitation, the architectural, structural, mechanical and electrical plans and specifications therefor prepared or to be prepared by Borrower, the Architects and Borrower's engineers and contractors, as approved by GDB, together with all revisions and addenda to such plans, drawings and specifications, provided that such revisions and addenda have been approved by GDB to the extent such approval is required pursuant to this Agreement, which Plans shall include, without limitation, a description of the materials, equipment and fixtures necessary for the Construction of the Improvements.

               "PLEDGE" shall mean the pledge of the GDB Mortgage Note by Borrower to GDB pursuant to the execution and delivery by the Parties of a pledge agreement in form and substance satisfactory to GDB.

               "PREMISES"  shall  mean  the  fee  simple  title  to the  Fajardo
Property (other than the Condominium Parcel) and the leasehold estate in the Palominos Island Property.

               "PROJECT" shall mean, collectively, the acquisition of the Fajardo Property, the leasing as tenant of the Palominos Island Property and the renovation, development, construction, furnishing, equipping of the Premises and the Improvements.

               "PROJECT DOCUMENTS" shall mean (a) the Construction Management Agreement; (b) all licenses, easements or other agreements or instruments pertaining to the Project and to be entered into by Borrower with the approval of the Bank and Lender; and (c) all other documents listed as exceptions to title in the Title Policy.

               "REIMBURSEMENT AGREEMENT or "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" shall mean the agreement dated the date of this Agreement, between the Borrower and the Bank for the issuance of the letter of credit to secure the issuance of the AFICA industrial revenue Bonds to provide financing for the Project, its amendments and/or replacements.

               "RELEASE  CONDITIONS"  shall have the meaning ascribed thereto in
Article 11.4 hereof.

               "REPORTABLE EVENT" shall mean an event described in Section 4043(b) of ERISA (with respect to which the 30-day notice requirement has not been waived by the PBGC).

               "REQUEST FOR DISBURSEMENT" shall mean a written certified statement of Borrower as more particularly set forth in Exhibit "D" hereto setting forth the amount of the Disbursement sought, which shall constitute an affirmation that the representations and warranties of Borrower with respect to the Improvements set forth in Section 7.1 hereof and in the other Loan Documents remain true and correct as of the date thereof and, except to the extent that GDB is notified in writing to the contrary prior to the Disbursement, will be true and correct on the date of such Disbursement.

               "RESTORATION" shall mean, in case of a Casualty or Taking, the restoration, replacement or rebuilding of the affected property such that when such restoration, replacement or rebuilding is completed, the Improvements shall have been constructed substantially in accordance with the Plans, and to the extent any alterations or additions to the Improvements made in compliance with the GDB Mortgage or this Agreement, with any such alterations or additions, or in the event that the foregoing requirement cannot be satisfied as a result of any Legal Requirements or, in the case of a Taking, as a result of the loss of the use of the portion of the Mortgaged Property which was the subject of such Taking, the Project when such restoration, replacement or rebuilding shall have been completed, shall be an integral unit similar in condition, character and scope to the Project prior to such Casualty or Taking, and the value of the Project, when so restored, replaced or rebuilt, together with the amount of the Net Proceeds or the Net Restoration Award, as the case may be, applied in repayment of the principal indebtedness evidenced by the Note or the Bank Loan Documents, shall be equal to or greater than the value and usefulness of the Project immediately prior to such Casualty or Taking.

               "RIGHTS" shall mean rights, remedies, powers and privileges.

               "SECURITY" shall have the meaning assigned to it in Article Five hereof.

               "SECURITY DOCUMENTS" shall mean the Pledge, the GDB Mortgage, the GDB Mortgage Note, the Assignments, the GDB Leasehold Mortgage, the Chattel Mortgage, and the Title Policy.

               ""SOFT COSTS" shall mean, collectively, all costs set forth in the Budget excluding Hard Costs.

               "SUBORDINATION AND STANDSTILL AGREEMENT" shall mean the agreement under which Lender subordinates its rights as a creditor of Borrower to the Bank Loan Documents.

               "SUBSIDIARY(IES)" shall mean, with respect to any Person, any corporation, partnership or other entity of which a majority interest is owned or is effectively controlled by Borrower.

               "SUBSTANTIAL COMPLETION" shall mean the occurrence of all of the following events: (i) the completion of the renovation and Construction (excluding punchlist items) of the Improvements in accordance with all Legal Requirements and substantially in accordance with the Plans as to any aspect of Construction and the issuance of occupancy permits therefor satisfactory to GDB and the Bank; and (ii) the delivery to GDB and the Bank of certificates, in the form and content satisfactory to GDB and the Bank, from Borrower, the Architects and the

Bank's Consultant to the effect that all of the work required to be performed to substantially complete the Improvements in accordance with all Legal Requirements and in accordance with the Plans and Specifications has been performed.

               "SURVEY" shall mean a survey prepared for the Mortgaged Properties substantially in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1986, known as the "Minimum Standard Detail Requirements of Land Title Surveys" or showing equivalent detail and specifics, or otherwise acceptable to Lender.

               "TAKING" means any temporary or permanent taking by any public or quasi-public authority of any Mortgaged Property or any part thereof through eminent domain or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property in lieu of the commencement of any such proceedings.

               "TAXES" shall mean all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, stamp taxes, mortgage taxes or charges, recording charges, interest equalization taxes, real estate taxes or other ad-valorem taxes, capital transaction taxes, foreign exchange taxes or charges or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Court.

               "TERM" shall mean that period from and including the Closing Date through the Maturity Date.

               "TERM LOAN" shall have the meaning assigned to it in Section (a) hereof.

               "TITLE INSURER" shall mean The American Title Insurance Company or any other issuer, approved by GDB, of the title insurance policy insuring the GDB Mortgage and GDB Leasehold Mortgage.

               "TITLE POLICY" shall have the meaning provided in Section (l) hereof.

               "TOTAL PROJECT COSTS" shall mean all items of cost and expense arising out of or necessary for the acquisition and development of the Project and the Construction of the Improvements, and which are included in the Budget, including, without limitation, such incidents thereto as organizational costs, financing costs, insurance premiums, legal and accounting fees, construction management fees, development fees, furnishings, equipment, supplies, advertising and marketing expenses and initial working capital.

               "TRADE CONTRACT" shall mean any general construction contract entered into by Borrower with respect to the Construction of the Improvements that satisfies the conditions set forth in the Reimbursement Agreement, and shall require the Trade Contractor to name GDB as an additional named insurer under a payment and performance bond satisfactory to GDB as to form, content and issuer with respect to such Trade Contractor's obligations under its respective Trade Contract, and shall be otherwise satisfactory to GDB in form and content.

               "TRADE CONTRACTOR" shall mean any contractor engaged in the Construction of the Improvements under a Trade Contract.

               "TRANSFER" shall mean (i) any sale or transfer by Borrower of the Premises, or any portion thereof, or (ii) any transfer of any direct or indirect equity interest in Borrower, including, without limitation, any sale or transfer of a direct or indirect equity interest in the constituent Partners of the Borrower, of WKA, of KUSA or of Kumagai.

               "UNAVOIDABLE DELAY" shall mean any delay due to conditions beyond the control of Borrower, including, without limitation, strikes, labor disputes, acts of God, the elements, acts of sovereignty, enemy action, civil commotion, fire, unavoidable casualty, mechanical breakdowns or shortages of, or inability to obtain, labor, utilities or material; provided, however, that any lack of funds shall not be deemed to be a condition beyond the control of Borrower.

               "WILLIAMS"   shall   mean   Williams    Hospitality    Management
Corporation, a Delaware corporation.

               "WKA" shall mean WKA El Con Associates, a New York general partnership.

               "WMS EL CON" shall mean WMS El Con Corp., a Delaware corporation.

               "WMS  HOTEL"  shall  mean  WMS  Hotel  Corporation,   a  Delaware
corporation.

               "WMS INDUSTRIES" shall mean WMS Industries Inc., a Delaware corporation.

               "WORK CHANGE" shall mean any change order, any other amendment or modification to any contract or subcontract and any revision, addendum, modification to or amendment of the Plans for the Improvements, including minor departures from the Plans for the Improvements pursuant to field orders.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

        As an inducement to Lender to make Loans to Borrower, and also to make the Permanent Loan to Borrower, Borrower represents and warrants to Lender that:

        3.1 Partnership Existence; Compliance with Law. The Borrower (i) is a limited partnership duly organized, existing and in good standing under the laws of the State of Delaware, duly qualified to do business in and within the Commonwealth of Puerto Rico, the latter being the only jurisdiction in which Borrower owns real property or conducts business, (ii) has the requisite partnership power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, and to conduct its business as now, heretofore and proposed to be conducted; (iii) has or will have when required all licenses, permits, consents or approvals from or by, and has or will have made when required all filings with, and has or will have given all notice to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (except for such licenses, and like, the absence of which, and such filings and notices, as to which the failure to make or give, would not reasonably be expected to have a Material Adverse Effect);
(iv) is in compliance with its Partnership Agreement; and (v) is in material compliance with all applicable provisions of Law, and as of the date hereof, except as disclosed in the Environmental Report, to the best knowledge of Borrower, those relating to Environmental Laws where the failure to comply would have a Material Adverse Effect.

        3.2 Executive Offices. The location of Borrower's chief executive offices is temporarily at Williams offices at the El San Juan Hotel & Casino, Isla Verde Avenue, Carolina,

                                     III - 2

Puerto Rico, and will eventually be located at El Conquistador Hotel and Resort, Fajardo, Puerto Rico.

        3.3    Subsidiaries.  There exist no Subsidiaries of Borrower.

        3.4 Partnership Power; Authorization; Enforceable Obligations. The Borrower is the sole owner of the assets encumbered by the Security free from any adverse lien, security interest or adverse claim of any kind whatsoever, except the Permitted Liens and Encumbrances; has the Partnership power and authority to execute, deliver and carry out this Agreement, the Notes, the GDB Mortgage, the GDB Mortgage Note, the Assignments, the Pledge, the Chattel Mortgage and any other Security or Loan Document to be delivered by Borrower hereunder; each of said documents and instruments has been duly authorized by all necessary partnership action of the authorized Person(s) of Borrower, and this Agreement, the Notes, the Leasehold Mortgage, the Chattel Mortgage, the GDB Mortgage, the GDB Mortgage Note, the Pledge, the Assignments, and generally, any other Security or Loan Documents to be delivered by Borrower, when issued, will be valid obligations of the Borrower enforceable in accordance with their respective terms subject to any necessary filings or registrations which may be a necessary pre-requisite to such enforcement.

        3.5    Omitted

        3.6    Financial Information to Lender.

               (a) All the financial information and representations submitted by Borrower to Lender based on which Lender approved the credit facilities herein contemplated, are true and

                                     III - 3

correct in all material aspects as the same have been amended and supplemented as of the Closing Date.

        3.7 No Litigation. No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower at Law, equity or otherwise, before any court, board, commission, agency or instrumentality of the Untied States or Puerto Rico or before any arbitrator or panel of arbitrators, which, if determined adversely, would have a Material Adverse Effect. None of the matters set forth therein questions the validity of any of the Loan
Documents or any action taken or to be taken pursuant thereto, or could reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

        3.8 No Default. Neither the execution and delivery of this Agreement and the Security Documents, the consummation of the transactions contemplated hereunder, and the compliance with the terms, conditions and provisions of this Loan Agreement, the Security Documents and of the other Loan Documents, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under, the Partnership Agreement of Borrower, or of any indenture or other agreement or instrument to which the Borrower is a party or by which it is bound, or result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever, upon any of the properties or assets of the Borrower, except as permitted by the provisions hereof; and except for the recording of the GDB Mortgage and the Chattel Mortgage, and except as noted in this Agreement, the Borrower is not required to obtain any action, approval, consent or authorization by any governmental or quasi-

                                     III - 4

governmental agency, commission, board, bureau or instrumentality in order for this Agreement to become a valid and binding obligation of Borrower enforceable in accordance with its terms.

        3.9 Investment Company Act. Borrower is not an "investment company" or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The funding of the Loans by Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not result in the violation by the Borrower of any provision of such act or any rule, regulation or order applicable to Borrower issued by a court of competent jurisdiction in the application of such act.

        3.10 Margin Regulations. Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the proceeds of the Loan will be used only for the purposes contemplated hereunder. The Loans will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which would cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any

                                     III - 5

regulation of the Federal Reserve Board. The making of the loans will not constitute a violation of such Regulations G, T, U or X.

        3.11 Taxes. All federal, state, Commonwealth and foreign tax returns, reports and statements required to be filed by Borrower and its partners, if the said partners' failure to file would have a Material Adverse Effect on the Borrower, (other than immaterial state, local and foreign filings), have been filed with or extensions obtained from the appropriate governmental agencies and all Charges and other impositions due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid if such failure to pay would have a Material Adverse Effect on the Borrower, except such taxes, charges and other impositions which are being diligently contested in good faith by Borrower.

        3.12 Use of Loan Proceeds. The Loans to be made by Lender to the Borrower hereunder shall be applied only for the purposes set forth in Article Four hereof.

        3.13   Omitted.

        3.14 Reportable Event. No Reportable Event, as such term is defined in Title IV of the Federal Employee Retirement Income Security Act of 1974 ("ERISA"), has occurred and is continuing with respect to any employee benefit plan or other plan now existing or which the Borrower may institute or maintain for the employees of the Borrower or any Subsidiary of the Borrower covered by ERISA (an "Employee's Plan").

                                     III - 6

        3.15   Environmental Matters.

               (a) Except as set forth below, all facilities owned, leased, used or operated by Borrower have been since the date hereof and continue to be, owned, leased, used or operated in compliance in all material respects with all applicable Environmental Laws. Some work relating to substances which may be subject to Environmental Laws is presently being conducted and Borrower makes no representations as to work performed prior to its acquisition of the Premises.

               (b) The Environmental Report together with all previous reports submitted to Lender by Borrower identified with respect to the Premises, to the best knowledge of the Borrower, (i) all environmental audits, assessments or occupational health studies undertaken by or at the direction of governmental agencies within the past twelve (12) months; (ii) the results of the most recent analyses of water (including groundwater analyses), soil, air or asbestos samples where non-compliance or contamination is indicated; (iii) the most recent inspection of each operating facility by any environmental protection agency relating to issues of non-compliance or contamination; (iv) any claim or complaint concerning environmental matters; and (v) all permits issued under any Environmental Laws.

        3.16 Condemnation. At the Closing Date, other than condemnation proceedings related to the acquisition of the Premises by the Partnership Borrower (i) no condemnation or other similar taking of any portion of the Premises, (ii) no condemnation or relocation of any roadways abutting the Premises, (iii) no denials of access to the Premises from any point of access to the Premises, and (iv) no withdrawals, challenges, contests, denials or revocations of

                                     III - 7

permits, licenses, use agreements or other operating agreements or applications, have been commenced, or taken or threatened to be taken by any Governmental Authority, quasi-governmental authority, or public or private person, which affects any portion of the Premises.

        3.17 Labor Matters. The Borrowers at the Closing Date (i) is not a party to any labor dispute; (ii) there are no strikes or walkouts relating to any aspect of Borrowers' business or operations; (iii) there are no collective bargaining agreements with the Borrower and/or no collective bargaining agreements with the Borrower and/or any Subsidiary.

        3.18 Other Ventures. Borrower is not, as of the Closing Date, engaged in any joint venture or partnership with any other Person.

        3.19 No Contract Cancellations. To Borrower's knowledge there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower under the Construction Management Agreement, the Management Agreement, the Architects' Agreements, the Trade Contracts and other Construction Documents as of Closing Date.

        3.20 Liens. The Liens granted to GDB pursuant to the Security Documents will be, when filed, subject only to recording which will be effected in due course, fully perfected second priority Liens in and to the Security described therein, subject only to Permitted Liens and Encumbrances.

        3.21   Omitted.

                                     III - 8

        3.22 Sufficiency of Funds. The Loans, together with Borrowers' own funds and those to be borrowed under the Bank Loan Documents are sufficient for all purposes, as determined by the Borrower, to complete the Project.

        3.23 Title to Property. The Borrower has, and at all times will have, good and insurable title in fee simple to the Premises subject to no liens, charges, or encumbrances other than as stated in the Title Policy referred to in Paragraph 6.1(l) hereof, and other than Permitted Liens and Encumbrances.

        3.24 Possession of Premises. At Closing, to the extent represented by seller to Borrower, there are no squatters on the Premises and that Borrower is and will be at all times in complete and exclusive possession of the same, except for such portions of the Premises which have been acquired through expropriation and possession has not been surrendered to the Borrower.

        3.25 Utilities and Streets. The Premises has vehicle and pedestrian access to and from publicly dedicated roads, streets and highways, and all utility services, including water, sanitary and storm sewers, electric, and telephone service are or will be provided to the Premises or are located in abutting streets and roads, and are or will be adequate to serve the Improvements constructed and those proposed to be constructed thereon.

        3.26 General. Neither the Loan Documents nor any other agreement, document, certificate or statement furnished to Lender by or on behalf of the Borrower or any Person in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make statements

                                     III - 9

contained herein or therein in light of the circumstances made not misleading. To the knowledge of Borrower, there are no significant material facts or conditions relating to the making of the Loans, any of the Security and/or the financial condition and business of the Borrower which, collectively or individually, cause a Material Adverse Effect, and which have not been fully disclosed, in writing, to Lender. All writings heretofore or hereafter delivered to Lender by or on behalf of the Borrower or any Person, are and will be genuine and in all respects what they purport to be.

        3.27 Survival of Warranties; Representations. All representations and warranties made herein by Borrower or in any of the other Loan Documents, or in any other certificate, document or instrument delivered pursuant thereto, shall survive the making of the Loans transactions effected hereunder.

        It is herein acknowledged and agreed by the Borrower that the above warranties and representations are of the essence to the granting of the Loans to Borrower and to this Agreement.

                                    ARTICLE 4

                            AMOUNT AND TERMS OF LOANS

        4.1    Of the Interim Loans:

               a) Interim Loans. Subject to the terms and conditions hereof, and relying on the representations, covenants, and warranties of the Borrower contained herein, Lender agrees to make Interim Loans to the Borrower and to advance to the Borrower monies so lent in a non-revolving line of credit of up to TWENTY FIVE MILLION DOLLARS ($25,000,000.00) to finance part of the Total Project Costs from time to time during the period commencing on the date of this Agreement to and including the Completion Date.

               b) Interest. Each Interim Loan under this Agreement shall bear interest from the respective date of each such loan to the Conversion Date or the date of payment in full at the annual rate resulting by adding One and Four Tenths (1 4/10) Percentage Points to the GDB Base Rate. Any change in the interest rate resulting from a change in the GDB Base Rate shall become effective on the next Interest Adjustment Date following the effective date of any such change in the GDB Base Rate. Such interest shall be payable quarterly in arrears on the first day of each quarter and shall be computed only on outstanding balances of each Loan on the basis of a year of three hundred sixty
(360) days and for the number of actual days elapsed. Interest accrued during any quarter shall be payable on the first day of the following quarter.

               c) Commitment Fee. In consideration of the commitment of Lender to make to Borrower the Interim Loans, Borrower agrees to pay to the Lender a commitment fee equal to ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000.00), equivalent to

One Half of One Percent (1/2%) of the maximum principal amount of the GDB Loan, such fee to be paid on the date of this Agreement (any prior payment by Borrower to Lender for the insurance of the commitment letter will be credited against the Commitment Fee), and which fee shall not be reimbursable to Borrower, in whole or in part, under any circumstance whatsoever.

               d) Conversion Date. The date when Lender has disbursed the total TWENTY FIVE MILLION DOLLARS ($25,000,000.00) shall be hereinafter referred to as the "Conversion Date".

               e) Evidence of Interim Loans. All Interim Loans made by Lender under this Agreement shall be evidenced by a notation on the reverse side of the Secured Promissory Note (the "Note") in the form attached hereto as Exhibit C, dated the date of the respective Interim Loan, said notation shall be signed by an authorized officer of Lender whom Borrower authorizes to make such notations, however the failure to make such notation with respect to any Interim Loan shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Note.

               f) Proceeds of Interim Loans. The proceeds of the Interim Loans will be used solely for the payment of Total Project Costs as such costs are incurred in accordance with the Budget and the Construction Schedule. Attached as Exhibit "E" is a Disbursement Schedule which consists of an estimate of when such disbursements will be requested.

               g) Notice of Borrowing and Making of Interim Loans. The Borrower shall give Lender at least three (3) Business Days, prior written notice of each borrowing it proposes to make hereunder, specifying the date and amount thereof. Upon receipt of such notice and the other documents required to be delivered pursuant to the applicable provisions of Article Six and/or Seven of this Agreement with respect to such borrowing, Lender shall, on the date specified in such notice, make a Loan to the Borrower by the disbursing of the loan proceeds to Borrower and any other person or entity specified in the documents delivered pursuant to the applicable provisions of Article Six and/or Seven of this Agreement.

        4.2    Of the Term Loan:

               a) Principal of the Term Loan. On Conversion Date, and provided Borrower has fully complied in all material respects with all terms and conditions of this Agreement applicable to such date, Lender agrees, upon the terms and conditions of this Agreement, to convert the Interim Loans into a term loan to Borrower in the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000) (the "TERM LOAN").

               b) Interest. The Term Loan will bear interest from the Conversion Date at the annual rate resulting from the adding of the Margin to the GDB Base Rate. The resulting rate shall be adjusted every quarter in the same manner as interest is adjusted on the Interim Loan, that is, it will continue to be computed on the basis of a year of three hundred sixty (360) days and for the number of actual days elapsed, shall be payable on the first day of each quarter in arrears, and shall be adjusted on each Interest Adjustment Date.

               c) Due Date of Principal. The entire principal and any accrued interest on the Term Loan shall be paid one hundred eighty (180) months after the Closing Date.

               d) Note. The Term Loan shall be evidenced by and repaid in accordance with a Secured Promissory Note of the Borrower. The notations on its reverse side evidencing that the entire principal amount of the Loan has been disbursed and received by Borrower.

               e) Mandatory Prepayment. Upon any refinancing of the Borrower's loan under the Bank Loan Documents, the GDB shall be repaid in whole or in part from Excess Refinancing Proceeds, if any.

               "Excess Refinancing Proceeds" shall mean the net amount of refinancing proceeds available after full payment of the principal amount of the Borrower's loan under the Bank Loan Documents and any other amounts required to be paid in connection therewith.

               f) Optional Prepayment. The GDB Loan may be prepaid in whole or in part, at any time, plus accrued interest to the date of prepayment, but only after the full payment of the loan to Borrower under the Bank Loan Documents, except from the GDB Escrow.

               g) Use of Proceeds. The proceeds of the Term Loan shall be used by Borrower to convert all Interim Loans hereunder into the Term Loan.

               h) Exit Fee: After the tenth anniversary of the Closing Date, upon any optional prepayment of the GDB Loan or upon maturity, (excluding prepayment as a result of Casualty or Condemnation) the Borrower shall pay GDB as an "Exit Fee" the following percentage of the principal amounts being prepaid or paid:

   YEAR AFTER CLOSING IN          PERCENTAGE OF
    WHICH PAYMENT MADE             AMOUNT PAID
   ---------------------          -------------

     After Year 10 but
      Before Year 11,                      1.0%

     After Year 11 but
      Before Year 12,                      1.5%

     After Year 12 but
      Before Year 13,                      2.0%

     After Year 13 but
      Before Year 14,                      2.5%

     After Year 14 but
      Before Year 15,                      3.0%

provided that no Exit Fee shall be payable in respect of an optional prepayment or at maturity if the Net Earnings from the Premises for the 24 months preceding such prepayment or maturity is an amount less than 1.5 times Debt Service for such 24 month period.

        4.3 GDB Escrow. Borrower shall execute an Escrow Agreement substantially in the form annexed hereto as EXHIBIT "F" and deposit with the Escrow Agent the GDB Escrow Requirement, as defined below, for each Fiscal Year of the Borrower commencing with the Fiscal Year beginning April 1st, 1993. The GDB Escrow Requirement ("GDB ESCROW REQUIREMENT") will be determined as follows:

               a) In the event Available Cash Flow is Two times 1/15th of the outstanding principal amount of the GDB Loan or less in a fiscal year, then 50% of such Available Cash Flow shall be paid into the GDB Escrow.

               b) In the event Available Cash Flow is greater than two times 1/15th of the outstanding principal amount of the GDB Loan in a fiscal, then
1/15th of the outstanding principal amount of the GDB Loan shall be paid into the GDB Escrow and an equal amount shall be retained by the Borrower. In addition, there shall be paid into the GDB Escrow for such

Fiscal Year the Cumulative Deferred Escrow Requirement as defined below, if any, plus 50% of Excess Available Cash Flow as defined below, if any.

               c) "Excess Available Cash Flow" shall mean for each Fiscal Year of the Borrower commencing with the Fiscal Year beginning April 1, 1993, the Available Cash Flow in each such year in excess of the sum of (i) 1/15th of the outstanding principal amount of the GDB Loan plus (ii) the Cumulative Deferred Escrow Requirement paid for such year plus (iii) the partners preferred return (as defined in the Partnership Agreement) for such year and cumulative deferred partners preferred returns from prior years beginning April 1, 1993, paid in such year, (iv) incentive management fees and cumulative deferred incentive management fees (as defined in the Management Agreement) from prior years beginning April 1, 1993, paid in such year.

               d) If in any Fiscal Year, the amount of the Available Cash Flow is less than two times 1/15th of the outstanding principal amount of the GDB Loan, then the difference between (x) 1/15th of the outstanding principal amount of the GDB Loan, and (y) the amount of the GDB Escrow Requirement for such Fiscal Year, shall be, in each fiscal year, added to a "Cumulative Deferred Escrow Requirement" and shall be paid into the GDB Escrow to the extent that Available Cash Flow in any subsequent Fiscal Year is greater than two times 1/15th of the outstanding principal amount of the GDB Loan.

               e) Payments into the GDB Escrow shall be made within 120 days of the end of each Fiscal Year, or thirty (30) days after the Financial Statements are delivered to the Bank. Amounts held in the GDB Escrow may be invested as the Borrower may reasonably direct and earnings therefrom shall be for the account of the Borrower, and if the Borrower is not in default to GDB, paid to the Borrower not more frequently than once a year. The GDB Escrow Requirement for any year shall not exceed an amount necessary to make the aggregate amount in the GDB Escrow equal the outstanding principal amount of the GDB Loan multiplied by a fraction, the numerator of which is the number of Fiscal Years elapsed since the closing of the GDB Loan and the denominator of which is 15.

               f) At any time after the payment or the maturity of the loan under the Bank Loan Documents, the Borrower may use amounts in the GDB Escrow to prepay the principal amount outstanding with respect to the GDB Loan. The amount held in the GDB Escrow shall be applied to the payment of the GDB Loan at maturity.

               g) "Available Cash Flow" means Net Earnings less: (i) payments due for Debt Service, (ii) interest only on any loan, including but not limited to operating deficiency loans and/or working capital loans, made by partners or their affiliates to the Partnership, and (iii) amounts required for capital improvements to the Project as reasonably determined by the Partnership.

        4.4 Maximum Interest Rate: Anything herein to the contrary notwithstanding, if the rate of interest required to be paid hereunder exceeds the rate lawfully chargeable, the rate of interest to be paid shall be automatically reduced to the maximum rate lawfully chargeable so that no amounts shall be charged which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, the Lender shall promptly refund such excess to the undersigned; provided, however, that, if lawful, any such excess shall be paid by the undersigned to the Lender as additional interest (accruing at a rate equal to the maximum legal rate minus the rate provided for hereunder) during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate.

        4.5 Release Provisions: Upon request of the Borrower, and without any payments other than to pay GDB any expenses incurred in connection therewith, the GDB shall release the Lien of the Mortgage on the Condominium Parcels and related access rights in connection with the Borrower's transfer of title to such Parcels for the purpose of constructing all or a portion of the Condominium Units. In connection with such release, Borrower shall furnish GDB with evidence reasonably satisfactory to GDB of the existence and availability of adequate financing for the completion of the Condominium Units to be built on the parcel to be released. The GDB shall subordinate the GDB Mortgage to necessary easements reasonably approved by the GDB for access roads to and utilities serving the Condominium Parcels so released. The GDB shall execute, acknowledge and deliver any and all documents and instruments necessary to effect such release(s) and rights.

        4.6 Subordination and Standstill Agreement: Lender shall enter into the Subordination and Standstill Agreement and shall comply with the terms and provisions thereof. Upon any refinancing of the indebtedness evidenced by the Bank Loan Documents or any successor Letter of Credit Bank, Lender shall execute and deliver directly to the party providing such refinancing or successor Letter of Credit a Standstill and Subordination Agreement on terms substantially similar but no more onerous to GDB than the GDB Standstill Agreement so as to evidence the subordination of its rights under the Loan Documents as contemplated hereby.

                                    ARTICLE 5
                                    SECURITY

        5.1 The Security. As Security for the Loans and the performance and observance of all of the Obligations, covenants and agreements of the Borrower hereunder, the Borrower shall deliver, or cause to be delivered to the Lender, in form and substance acceptable to the Lender, the following collateral (the "SECURITY"):

               5.1.1 The Pledge of the GDB Mortgage Note secured by the GDB Mortgage and by the GDB Leasehold Mortgage to secure payment of the Note;

               5.1.2 The valid Assignment of all intangible assets connected or associated with the Project, including, but without limitation, the right in and to the name "El Conquistador";

               5.1.3 The valid Assignment to the extent permitted by law of (i) all consulting and construction contracts, payment and performance bonds, plans and specifications, warranties, licenses, permits and approvals of, for, or related to the Premises, together with such consents by any contractors, architects, surveyors, appraisers and other entities and persons as are necessary to perfect such assignment, (ii) all operating licenses, permits accreditations, approvals and rights granted to the Premises or to the Borrower in connection or related to the Premises; (iii) the Surveys and the Preliminary Development Plan, and (iv) all other contracts and contract rights, options, agreements, deposits, leases, concessions, and any and all other rights or privileges of Borrower, tangible or intangible, in connection with, arising from or related to the Premises and/or their operation;

               5.1.4 Valid and perfected personal property mortgage(s),  subject only to a prior lien under the Bank Loan Documents, in all personal properties including all vehicles, furniture, furnishings, appliances, machinery, equipment, with all replacements, accessories, parts and tools, now owned or hereafter acquired for or at the Premises and which are not covered by the GDB Mortgage (the "CHATTEL MORTGAGE[S]");

               5.1.5 The valid and perfected Assignment of all space leases, concessions, agreements and any other agreement relating to the Premises;

               5.1.6   A valid Escrow Agreement;
               5.1.7   The Title Policy.

               5.1.8 The valid Assignment by the Borrower, as continuing collateral security of the benefit of all the insurance policies required by the Lender to be carried by the Borrower pursuant to the terms hereof, or the appropriate mortgagee endorsements for such policies as may be approved by the Lender;

               5.1.9 The valid Assignment, as continuing collateral security of Borrower's interest in the Management Agreement;

               5.1.10 An assignment as collateral security, if and to the extent permitted by law, of all rights of Borrower under the Casino License, and any other license or permit required for the operation of the Project, further provided that the Borrower shall commit as a binding obligation under the Loan to make best efforts as is necessary or required to secure the written consent to the assignment of the Casino License or such other license to the Lender or its subsequent transfer or issuance to the Lender in the Event of Default by the Borrower, all pursuant to, if and to the extent permitted by the Laws of Puerto Rico, as amended, and the Regulations approved pursuant thereto;

               5.1.11 Such other Security documents as Borrower may hereafter be bound to execute and deliver to Lender under the terms of this Agreement.

               All of the above Security, except for the Escrow Agreement will be subordinated under the Subordination and Standstill Agreement to the Bank Loan Documents.

        5.2 Preservation of Security. The Borrower shall take all action necessary to protect and preserve the Security given hereunder, including without limitation, (i) the proper filing and/or recording of GDB Mortgage, the GDB Leasehold Mortgage, the Chattel Mortgage(s), the Assignments executed and/or to be executed by Borrower as Security for the Loan, and at the Lender's request, (ii) the extension of the Lien of the GDB Mortgage, the GDB Leasehold Mortgage and/or the Chattel Mortgage(s) to cover future personal property of Borrower, including vehicles, equipment and machinery to be placed or used in connection with or in any way forming part of the Premises and the said GDB Mortgage, the GDB Leasehold Mortgage, and the Chattel Mortgage(s) shall be properly filed for record in the corresponding section of the Property Registry of Puerto Rico and/or the Department of Transportation and Public Works of Puerto Rico, as applicable.

        5.3 Non Recourse Obligations: The obligations of the Borrower under the Loan Documents shall be non-recourse, payable solely from those assets of Borrower that secure the GDB Loan, except (i) in the case of fraud with respect to the application of the Loan Proceeds, (ii) with respect to the responsibility of Borrower under Article 8.20; (iii) with respect to the obligations of the partners of Borrower to provide the Deficiency Loans as set forth in

Article 8.22 herein, and (iv) Borrowers obligations guaranteed by its Partners to deposit the Escrow Requirement with the Escrow Agent as provided for under
Article 4.3 herein.

                                    ARTICLE 6

                  CONDITIONS PRECEDENT FOR INITIAL DISBURSEMENT

        6.1 The obligation of Lender to make the Initial Disbursement to Borrower is subject to the condition precedent that Lender shall have received on or before the date of such Initial Disbursement each of the following in form and substance satisfactory to Lender:

               (a) Title to Premises: Evidence satisfactory that Borrower shall have acquired a fee simple, good, valid, recordable and insurable title to the Premises.

               (b)  Payment  of  Fee:   Borrower  shall  have  paid  Lender  the
Commitment Fee.

               (c) Collateral: Delivery to Lender of the Security Documents.

               (d) Equity Contribution: Evidence that Borrower shall have invested at least $30,000,000 in form and substance satisfactory to Lender (the aggregate amount so advanced being hereinafter referred to as the "Equity Contribution") on account of Total Project Costs in the Project.

               (e) Financial Information: Current unaudited balance sheet of Borrower certified by the chief financial officer of Borrower.

               (f) Appraisal: An Appraisal of the Premises indicating that the value thereof is not less than ONE HUNDRED SEVENTY TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS ($172,700,000.00)

               (g) Survey: A Survey of the Premises, certified and acceptable to Lender and the Title Insurer showing (i) the location of the perimeter of the Premises by courses and distances; (ii) all easements, rights of way, and utility lines referred to in the Title Policy for the GDB Mortgage or which actually service or cross the Premises; (iii) the lines of the streets abutting the Premises and the width thereof, and any established building lines; (iv) encroachments and the extent thereof upon the Premises; (v) the Improvements to the extent constructed, and the relationship of the Improvements as reflected by scale to the perimeter of the Premises, established building lines and street lines.

               (h)  Environmental Report:  A current Environmental Report.
               (i)  Budget:  An up to date Budget for the Project.
               (j) Special Report: A special written report by the Bank's Consultant, satisfactory to Lender in form and context, setting forth that (i) the Plans for the stages of the Project under construction or to be commenced have been approved by it, by ARPE and all Government Authorities with jurisdiction over the Premises and the Project; (ii) the necessary approval of the Environmental Impact Statement for the Project has been obtained from the Environmental Quality Control Board, as well as the necessary approval of the site and master development plan for the Project from the Planning Board; (iii) the Project as shown by the existing Plans will comply with applicable zoning ordinances and regulations; (iv) all existing and proposed roads and utilities necessary for the full utilization of the Project are or will be sufficient; (v) the adequacy of the Budget for the Construction; (vi) its approval of a soil report and (vii) such other reasonable matter that Lender may require.

               (k) Insurance: Insurance policies, as required under Article 8.15 hereof, (together with evidence of the payment of the premiums therefor) insuring Project (except for such portions that are not in existence).

               (l) Title Insurance: A paid title insurance policy (the "Title Policy"), in the full amount of the GDB Mortgage, in form approved by Lender, issued by the Title Insurer which shall insure the GDB Mortgage and the GDB
Leasehold Mortgage to be a valid lien on the Premises free and clear of all defects and encumbrances except Permitted Liens and Encumbrances, and to junior liens or encumbrances previously reviewed and approved by Lender, which shall contain a reference to the Survey but no survey exceptions except those theretofore approved by Lender.

               (m) Contractor's Insurance: Certificates from the insurance carrier for the general contractor or contractors (and, if Borrower is not adequately insured therein, from Borrower's insurance carrier) evidencing workmen's compensation, disability and liability insurance (including contractual liability) carried during the course of construction, naming Lender as an additional insured, with liability insurance limits for death of or injury to persons, satisfactory to GDB.

               (n) Utility Facilities: Appropriate certifications from the Architects evidencing that the Premises on which the Project is to be constructed will have adequate water supply, storm and sanitary sewerage facilities, fire protection, means of ingress and egress to and from the Premises and public highways, and other required public utilities.

               (o) Construction Documents: Executed copies of all Construction Documents for the Project, including contracts, subcontracts, and purchase orders for all fixtures and equipment to be installed as required for the operation of the Project.

               (p) Bonds: Performance bonds and labor and materials payments bonds as may be required under the Construction Management Agreement or Trade Contracts, each for penal sums equal to the amount of each such contract and a Wage Payment Bond for 100% of the amount such contract, each naming Lender as co-obligee and issued by insurance company(ies) acceptable to lender.

               (q) Construction Schedule: A progress schedule or chart, showing the interval of time over which each item included within the Budget is projected to be incurred or paid.

               (r) Construction Permit: Two photocopies of the construction permit, and any special permits or licenses required, complete in all respects, which shall authorize the construction of the Project and all Improvements in accordance with the Plans and Specifications, issued by Governmental Authorities with jurisdiction over the Project.

               (s) Plans and Specifications: Detailed Plans and Specifications for the Project, as approved, consistent with preliminary plans, if any, satisfactory to Lender, including all changes to the date of submission thereof, together with a certificate of the Architects containing a detailed listing of said Plans and Specifications; a statement that said Plans and Specifications fully comply with all applicable Legal Requirements; a statement that said Plans and Specifications are complete in all respects, containing all detailed requisite for the Improvements when built in accordance therewith, shall be ready for occupancy.

               (t) Taxes: Evidence of payment of real estate taxes on the Premises for the last five (5) years and the current fiscal year.

               (u) Federal Taxes: Certificate from the Clerk of the United States District Court for the District of Puerto Rico, evidencing that there is no tax liability owing by Borrower, and that no federal tax lien is registered with the Clerk of the United States District Court for the District of Puerto Rico under the Internal Revenue Code of 1986, as amended.

               (v) Labor Contributions: Certificate from the Secretary of Labor of the Commonwealth of Puerto Rico evidencing that there is no liability for contributions of Puerto Rico evidencing that there is no liability for contributions owing by Borrower under the provisions of the Employment Security Act of 1956, as amended.

               (w)  Partnership  Agreement:   One  (1)  certified  copy  of  the
partnership agreement of Borrower.

               (x) Counsel Opinion: Lender shall receive the favorable written opinion of counsel to Borrower, dated the date of this Agreement or thereafter, and in form and substance satisfactory to GDB and its counsel, with respect to such matters and Lender may reasonably require.

               Since the Project will be constructed in phases or stages, anything to the contrary notwithstanding, the documents required to be submitted to Lender prior to Initial Disbursement under Paragraphs (m), (o), (p), (r) and
(s) above, shall be those relating to the stage under construction as of the Initial Disbursement and Borrower shall deliver those related to the next stage to be constructed, within a reasonable time prior to any request for disbursement and in no event later than the date on which such documents are to be delivered to the Bank.

                                    ARTICLE 7

                       Conditions Precedent For All Loans
                  and Disbursement Requirements and Procedures

        7.1 The  obligation of Lender to make the Initial  Disbursement  and all
additional   Disbursements  hereunder  is  subject  to  the  further  conditions precedent that:

               a) On the date of each Disbursement under the Loan the representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the date of each Disbursement hereunder with the same effect as though such representations and warranties had been made on and as of such date; and on each such date, no Event of Default specified in this Agreement, and no condition, event or act that with the filing of notice or the lapse of time, or both, would constitute such an Event of Default, shall have occurred and be continuing, or shall exist.

               b) There shall be delivered to Lender, in form and satisfactory to Lender:

                       (i) a Request for Disbursement, in the form of Exhibit "D" hereto, with blanks appropriately filled, executed by a person properly authorized to execute the same on behalf of Borrower.

                       (ii) a Banks' Consultant Report with respect to each Request for Disbursement for Construction Costs, dated the date of each Request for Disbursement, other than the monthly fee under the Construction Management Agreement.

                       (iii) a Notation on the reverse side of the Secured Promissory Note, dated the date of each Disbursement, executed by a person properly authorized to execute such Notation on behalf of Borrower.

                                     VII - 2

                       (iv) in the case of Requests for Disbursements to pay costs which are shown as Soft Costs or the monthly fee payable under the Construction Management Agreement in the Budget, such evidence as Lender may require to the effect that such costs have been properly incurred and are due and payable.

                       (v) evidence satisfactory to Lender that the full amount of all prior Disbursements has been paid out by the Borrower in accordance with this Agreement.

               c) All Requests for Disbursements hereunder shall be submitted to Lender not more often than once a month. Lender shall be allowed three (3) Business Days following the date of each Request for Disbursement and all other documents and evidence required in the preceding paragraph 7(b) in acceptable form is delivered to Lender to make the requested Disbursement.

               d) Borrower agrees that it will permit the Banks' Consultant to inspect the periodic progress of the Construction of the Project, the cost therefor to be borne by Borrower. In addition Lender may, at its option, from time to time, during Construction of the Project and until its completion, require, for its own information and protection, evidence from the Borrower of the current and full payment of bills for all labor rendered and materials furnished relating to the Construction of the Project, but Lender shall not be required to ascertain that any bills are paid. The authority herein conferred upon Lender, and any action taken by Lender in making inspections of the Project, will be taken by Lender on its behalf for its own protection only, and Lender shall not be deemed to have assumed any responsibility to Borrower with respect to any such action herein authorized or taken by Lender or with respect to the proper Construction of

                                     VII - 3

the Improvements, performance of any Trade Contract, or prevention of claims for mechanic's lien.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

        So long as Borrower shall be indebted to Lender hereunder or otherwise, Borrower agrees that it will:

        8.1 Application of Loan Proceeds. Apply the proceeds of the Loans advanced hereunder as set forth in Article Four hereof.

        8.2 Books and Records. Maintain proper books of record and account in accordance with sound accounting practice in which full, true and correct entries shall be made of its dealings and business affairs, and cause such books to be audited at the end of each fiscal year by independent certified public accountants satisfactory to Lender.

        8.3    Financial Information.

               (a) Furnish to Lender within fifty (50) days after the close of each of the first three quarters of Borrower's Fiscal Year, unaudited quarterly financial statements including but not limited to balance sheets, income statements and statements of changes in financial position, together with a certificate signed by the Managing Partner of Borrower certifying that no default has occurred under this Agreement, and that no fact or circumstance exists which, with the lapse of time or the giving of notice or both, would result in an Event of Default hereunder; or if in its opinion, such Event of Default has occurred, or there is in existence such condition, event or act, such statement shall specify the nature thereof.

               (b) Furnish to Lender within one hundred twenty five (125) days after the end of each Fiscal Year of Borrower financial statements including but not limited to, balance sheets and statements of income, and statements of changes in financial position for such Fiscal Year,

                                    VIII - 2

accompanied by the opinion of independent certified public accountants satisfactory to Lender. The firm of Ernst & Young is acceptable to Lender. Each such opinion of independent certified public accountants shall be accompanied by a written statement from the Chief Financial Officer of Borrower certifying that, during the Fiscal Year covered by the Financial Statements there has not occurred or there is not in existence an Event of Default specified in Article Ten hereof or of any condition, event or act which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default.

        8.4 Construction Development of the Project. (a) Pursue the Construction of the Improvements with diligence and continuity in order that said Construction be completed in accordance with the Plans and Specifications of the Project and (b) keep the Premises free and clear at all times of claims or attachments for material supplied and for labor or services performed in connection with the Construction of the Project, except Permitted Liens or Encumbrances.

        8.5 Effectiveness of Permits; Approvals. Keep in full force and effect every license, permit, consent and approval necessary or appropriate for the ownership, development and operation of the Premises and the Project, if failure to do so will result in a Material Adverse Effect.

        8.6 Access by Lender. Permit all officers, qualified employees and other representatives of Lender designated by it to visit and inspect the Premises and examine their books and discuss their affairs, finances and accounts with the officers and auditors thereof, all at such reasonable times and as often as Lender may reasonably request.

                                    VIII - 3

        8.7 Maintain Rights; Franchises. Maintain, preserve and renew all rights, powers, privileges and franchises possessed by Borrower required or necessary for the conduct of its business and operation of the Premises and the Project.

        8.8 Filing of Tax Returns. Timely file any and all tax returns and the like and pay and discharge all lawful taxes, assessments, impositions, and governmental fees charged upon Borrower and pay and discharge all taxes, assessments and governmental charges against Borrower and any of its properties, real or personal. It will likewise pay and discharge all social security taxes, unemployment insurance, State Insurance Fund and the like imposed upon itself, its income and profits or its assets and its payrolls. Borrower shall have the right to contest such taxes in the manner and as provided in Article 8.12 hereof.

        8.9 Estoppel Certificates. At any time or times, but in no event more after than twice in any calendar year, within fifteen (15) days after written demand by Lender therefor, Borrower shall deliver to Lender a certificate, duly executed and in form satisfactory to Lender, stating and acknowledging the then unpaid principal balance of the Loans and the fact that there are no defenses, offsets or counterclaims hereunder.

        8.10 Correctness of Representations; Warranties. All representations and warranties contained in Article 3 of this Agreement shall, except those which by the action of third parties may otherwise be than as represented, specifically those set forth in Articles 3.7, ,3.15, 3.16 and 3.17 as specifically stated otherwise in the said Articles, remain true and correct in all material respects during the entire term of the Loan.

                                    VIII - 4

        8.11  Maintenance  of Existence and Conduct of Business.  Borrower shall
(a) do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises; (b) continue to conduct business substantially as now contemplated and as a going concern; and
(c) at all times maintain, preserve and protect all of its trademarks, service marks and trade names.

        8.12   Payment of Obligations.

               (a) Subject to Paragraphs (b) and (c) of this Article 8.12, Borrower shall (i) pay and discharge or cause to be paid and discharged all its debts and obligations, including, without limitation, all the Obligations, as and when due and payable; and (ii) pay and discharge or cause to be paid and discharged promptly all (A) Charges and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

               (b) Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any debts or obligations, other than the Obligations or any Charges, Liens or claims provided that Borrower gives Lender advance notice of its intention to contest the validity or amount of any such Charge, Lien or claim, and that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred; (ii) adequate reserves exist or are established therefor; (iii) such contest operates to suspend collection of the contested Charges, Liens or claims and is maintained and prosecuted continuously with diligence; (iv) none of the Security would be subject to forfeiture or loss of any Lien in favor of Lender by reason of the institution or prosecution of such contents; (v) Borrower shall promptly pay or discharge such contested

                                    VIII - 5

Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower.

        8.13 Agreements. Borrower shall perform, within any required time period (after giving effect to any applicable grace periods), all of its Obligations and enforce all of its rights under each agreement to which it is a Party including, without limitation, leases to which Borrower is a Party, where the failure to so perform and enforce would have a Material Adverse Effect. Borrower shall not terminate or modify in any manner any agreement to which it is Party which termination or modification would reasonably be expected to have a Material Adverse Effect.

        8.14 Litigation. Borrower shall notify Lender in writing, promptly upon any executive officer of either general Partner of Borrower learning thereof, of any litigation commenced against Borrower, and of the institution against it of any suit or administrative proceeding that would have a Material Adverse Effect.

        8.15   Insurance.

               (a) Prior to the Date of Substantial Completion (as defined in the Reimbursement Agreement), the Borrower, at its sole cost and expense, shall keep the existing structures insured for the benefit of Lender against loss and damage by Fire, Lightning, Collapse, Earthmovement, Flood, Tsunami, Boiler and Machinery, and such other standard Extended Coverage perils as are customarily included under standard "All Risk" policies for other property and buildings similar to the Mortgage Property in nature, use, location, height

                                    VIII - 6

and type of construction. The amount of such Insurance Policy(ies) shall be not less than the full Replacement Cost of the then existing structures, with the Agreed Amount and Replacement Cost Endorsements attached, waiving all co-insurance provisions and eliminating the Vacancy and Unoccupied Clause. In addition, prior to the Date of Substantial Completion, the Project shall be covered under an "All Risk" Builder's Risk/Contract Works Policy for the 100% Completed Value (replacement cost) of the contract(s) on a Non-Reporting Form, subject to the same coverages as are required on the presently existing structures, along with extensions of coverage for "Permission to Complete and Occupy," Offsite Storage including Inland and Ocean Transit, "Hot and Cold" Testing, Increased Cost of Construction and Contingent Liability from Building Laws. On and after the Date of Substantial Completion, the Borrower shall secure insurance to cover the Project against loss or damage by fire and such risks as are customarily included in Extended Coverage, and from such other hazards including, without limitation, Flood, Earthmovement, and Coastal Windstorm, as may be covered by the "All Risk" insurance covering other property and buildings similar to the Mortgaged Property in nature, use, location, height and type of construction, in an amount not less than the greater of (A) full insurable value, or (B) an amount sufficient to prevent the Borrower from becoming a co-insurer within the terms of the applicable policies. Said Insurance Policy shall include endorsements for Demolition, Contingent Liability and Increased Cost of Construction. The term "full insurable value" as used in this Section shall mean the cost of actual replacement, without deduction for depreciation, less the costs of excavations, foundations and footings below the lowest basement floor or, if there be no basement, below the level of the ground determined as of the Date of

                                    VIII - 7

Substantial Completion and as further determined on the date of each renewal or replacement of such Insurance Policy, as hereinafter set forth. Full insurable value shall be determined by an appraisal made at least once every three (3) years, by an appraiser, appraisal company or insurance company selected by the Borrower and approved by Lender in its sole discretion, and such determination of full insurable value shall be binding and conclusive upon the parties hereto. If any Insurance Policy covering Flood or Earthmovement shall contain annual aggregate limits, such aggregate limits shall be replenished upon the occurrence of a substantial loss, as determined by Lender in its sole discretion. The Insurance Policies described above shall provide for deductions of not more than $10,000 per occurrence for all peril except Flood, Earthmovement, and Coastal Windstorm, for which deductions of not more than $25,000 per occurrence may be made.

               (b) The Borrower, at its sole cost and expense, shall maintain or cause to be maintained for the benefit of Lender (i) prior to the Date of Substantial Completion, Soft Costs/Additional Expense Incurred, Loss of Gross Earnings and/or Loss of Rental Income on an Actual Loss Sustained Basis for an amount not less than $24,000,000, with an "Extended Period of Indemnity" Endorsement attached; (ii) upon and after the Date of Substantial Completion, coverage for Loss of Gross Earnings and/or Loss of Rental Income, Business Interruption and Additional Expense Incurred Insurance on an Actual Loss Sustained Basis (if available) in the amount equal to the greater of (A) an estimate reasonably satisfactory to Lender of the succeeding year's Gross Revenues (as defined in the Reimbursement Agreement), or (B) $24,000,000 with the Extended Period of Indemnity Endorsement attached; (iii) upon and after

                                    VIII - 8

the installation of any boilers and/or machinery at the Project, Boiler and Machinery Coverage for Rent Loss (including, without limitation, from both retail space and nightly room rentals), with an "Extended Period of Indemnity" and Improvements Loss in such amounts as are usually carried by Persons operating property and buildings similar to the Mortgaged Property in nature, use, location, height and type of construction.

               (c) The Borrower, at its sole cost and expense, shall maintain or cause to be maintained at all times (i) General Public Liability Insurance, including, without limitation, the Broad Form Comprehensive General Liability Endorsement, with the respective Primary Coverage as follows:


General Aggregate                            $   1,000,000    Per Location

Products/Completed Operations

*(2 year Completed Operation
   Extension                                 $   1,000,000

Personal & Advertising Injury                $   1,000,000

Each Occurrence (Bodily Injury
   and Property Damage)                      $   1,000,000

Fire Damage Legal                            $      50,000

Medical Expense                              $      10,000

Stop Gap Liability                           $   1,000,000


(ii) Umbrella Liability Coverage in an amount of not less than $40,000,000 per occurrence and in the aggregate prior to the Date of Substantial Completion and, thereafter, in an amount of not less than $50,000,000 per occurrence and in the aggregate or such greater amount as Lender shall reasonably require; (iii) Worker's Compensation and Non-Occupational Disability Insurance

                                    VIII - 9

as respect a Monopolistic State as required by applicable laws and regulations of the Commonwealth of Puerto Rico; (iv) Marina Operator's Legal Liability, Protection and Indemnity and Marina General Liability; (v) insurance covering pilings, piers, wharves and docks, and environmental impairment coverage (if available) with respect to the marina operation; and (vi) such other types and amounts of insurance with respect to the Mortgaged Property and the operation thereof which are commonly maintained in the case of other property and buildings similar to the Mortgaged Property in nature, use, location, height and type of construction, as may from time to time be required by Lender, including, without limitation, Automobile Liability Insurance in amounts reasonably required by Lender from time to time.

                (d) All Insurance Policies shall be issued by an insurer admitted and licensed to do business in the Commonwealth of Puerto Rico with an A.M. Best Rating of AX or better and shall be otherwise satisfactory to Lender in form and content. The Property and Business Interruption Insurance Policies shall contain the Standard Mortgagee Non-Contribution Clause Endorsement or its equivalent endorsement satisfactory to Lender, naming Lender as First Mortgagee and providing Lender (except in the case of General Liability and other Liability and Worker's Compensation) as the Person to whom all payments made by such insurance company shall be paid and with whom all claims shall be adjusted, except as otherwise provided in Article 11.4 hereof. All Liability Insurance Policies shall name Lender as Additional Insured according to its respective interest. Without Lender's prior written consent, the Borrower shall not carry separate or additional insurance coverage concurrent in form or contributing in the event of loss with that required by this Agreement or the Reimbursement Agreement. Without

                                    VIII - 10

Lender's prior written consent, the Borrower shall not name any Person as named insured or loss payee under any Insurance Policy without Lender's prior written consent. The Borrower shall pay the premiums for the Insurance Policies as the same become due and payable. The Borrower shall deliver original binders and certified copies of the Insurance Policies to Lender as further security for the Borrower's performance of the terms and conditions contained herein, provided that Lender shall not be deemed by reason of the custody of such Insurance Policies to have knowledge of the contents thereof. In the event of a foreclosure of either or both the GDB Mortgage and the GDB Leasehold Mortgage, the purchaser of the Mortgaged Property will succeed to all of the rights of the Borrower, including the rights to all unearned premiums paid, with respect to the Insurance Policies, to the extent assignable. The Borrower also shall deliver to Lender, within 10 days of such party's request, a certificate of insurance issued by the Borrower's insurance agent/broker setting forth the particulars as to all such Insurance Policies, that all premiums due thereon have been paid and that the same are in full force and effect. Not later than 30 days prior to the expiration date of each of the Insurance Policies, the Borrower shall deliver to Lender original binders and certified copies of a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment of premium satisfactory to Lender.

                (e) Each Insurance Policy to be carried hereunder shall contain a provision whereby the insurer (i) agrees that such policy shall not be cancelled or modified, and shall not fail to be renewed, without at least 60 days' prior written notice to Lender, (ii) waives any right to claim any premiums and commissions against Lender and (iii) provides that Lender

                                    VIII - 11

is permitted to make payments to effect the confirmation of such Policy upon notice of cancellation due to nonpayment of premiums. In the event any Insurance Policy (except for general public and other liability, boiler and machinery explosion liability and worker's compensation insurance) shall contain breach of warranty provisions, such Policy shall provide that with respect to the interests of Lender, such Insurance Policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such Policy by any named insured, (B) the occupancy or use of the Mortgage Property for purposes more hazardous than permitted by the terms thereof, (C) any foreclosure or other action or proceeding taken by the Lender pursuant to any provision of this Agreement, or either or both of the GDB Mortgage and GDB Leasehold Mortgage, or (D) any change in title to or ownership of all or any of the Mortgaged Property.

                (f) Any insurance maintained pursuant to this Article 8.15 may be evidenced by blanket Insurance Policies covering the Mortgaged Property and other properties or assets of the Borrower or any Affiliated Person (as the term is defined in the Collateral Pledge Agreement of even date between Borrower, AFICA and the Bank), provided that any such policy shall specify the portion, if less than all, of the total coverage of such Policy that is allocated to the Mortgaged Property and shall in other respects comply with the requirements of this Article 8.15. Lender, in its sole discretion, shall determine whether such blanket Policies provide sufficient limits of insurance.

                (g) Notwithstanding anything to the contrary contained herein, if at any time Lender is not in receipt of written evidence that all insurance required hereunder is

                                    VIII - 12

maintained in full force and effect, Lender shall have the right, upon notice to the Borrower, to take such action as Lender may deem necessary to protect its interests in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as Lender deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Borrower promptly after demand and be secured by this Agreement and by the GDB Mortgage and the GDB Leasehold Mortgage.

 8.16 Compliance with Law. Borrower shall comply with all United States and Puerto Rican federal, state and local laws and regulations applicable to it, including, without limitation, those regarding environmental matters where the failure to comply would have a Material Adverse Effect.

 8.17 Supplemental Disclosure. From time to time as may be necessary (in the event that such information is not otherwise delivered by Borrower to Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, Borrower will, as promptly as is reasonable under the circumstances after the Borrower has knowledge with respect thereto, supplement or amend and deliver to Lender (i) any and all material contracts, permits, licenses, declarations and covenants, operating agreements, or any other agreements, documents or instruments pertaining to the Premises; and (ii) any matter with respect to any Exhibit or representation hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Exhibit or as an exception to such

                                    VIII - 13

representation or which is necessary to correct any information in such Exhibit or representation which has been rendered inaccurate thereby.

 8.18 Recording; Transfer Taxes and Fees. Borrower shall pay all transfer, excise, Mortgage recording or similar taxes and fees in connection with the issuance, sale, delivery or transfer by Borrower to Lender of the GDB Mortgage Note and the execution and delivery of the Security Documents and any other Loan Documents and any other agreements and instruments contemplated hereby, and shall save Lender harmless against any and all liabilities with respect to such taxes. The obligations of Borrower under this Article 8.18 shall survive the payment, prepayment or redemption of the GDB Loan and the termination of this Agreement.

 8.19 Preservation of the Properties. Borrower shall upon reaching Substantial Completion of the Project, keep and preserve the Premises in good repair, working order and condition as of the date thereof, normal wear and tear excepted, and from time to time will cause to be made all necessary and proper repair, replacements and renewals. Borrower shall not commit, nor permit any other Person or event (whether by act of God or otherwise) to commit, waste or damage upon the Premises, other than such damages which are covered under the Casualty provisions of this Agreement, without promptly restoring the same to the same or better condition than prior to such occurrence. In the event of any material loss or damage to any portion of the Premises due to fire, floods, wind, or other nature causes, whether alone or in combination, including hurricanes and the effects thereof, Lender with the Bank's approval shall have the right, at its sole discretion to call for a reappraisal of the Premises, the cost

                                    VIII - 14

thereof to be borne by Borrower. Borrower will keep the Mortgaged Property free from squatters.

        8.20 Environmental Matters.

                (a) Borrower shall (i) in connection with the ownership and operation of the Premises, comply strictly and in all respects with all applicable Environmental Laws, (ii) promptly forward to Lender a copy of any order, notice, permit, application, or any other communication or report in connection with any release of any hazardous substance or any other matter relating to Environmental Laws as they may affect the Premises and the Project.

                (b) Borrower shall, pursuant to the terms set forth herein, indemnify GDB and hold GDB harmless from and against any loss, liability, damage or expense, including attorneys' fees, suffered or incurred by GDB, whether as mortgagee pursuant to any Mortgage, as Mortgagee in possession, or a successor in interest to Borrower as owner or lessee of Premises by virtue of foreclosure or acceptance of deed in lieu of foreclosure (i) under or on account of the Environmental Laws, including the assertion of any Lien thereunder; (ii) with respect to any release of any hazardous substance affecting the Premises, whether or not the same originates or emanates from such Premises or any contiguous real estate, including any loss of value of such Premises as a result of a release of any hazardous substance; and (iii) with respect to any other environmental matter affecting such Premises within the jurisdiction of any official administering the Environmental Laws.

                (c) The obligations of Borrower under this Article 8.20 shall not extend or apply to (i) any condition or state of facts existing in respect of the Premises or the

                                    VIII - 15

Improvements on the date the Borrower acquired title to the Fajardo Property from the Puerto Rico Lands Administration or (ii) any condition caused by or resulting from actions taken by or on behalf of the GDB or any failure by the GDB to take any action it might have a duty to take in the event it takes possession or control of the Premises. The Borrower shall make available to GDB to the fullest extent permitted by law any and all rights available to the Borrower against the Puerto Rico Lands Administration with respect to any liability under any Environmental Law, any release of any hazardous substance affecting the Premises or with respect to any other environmental matter affecting the Premises and the Borrower hereby assigns such rights to the GDB and authorizes the GDB to enforce such rights directly against the Puerto Rico Lands Administration to the same extent as if the Borrower enforced such rights.

 The procedure for Borrower to provide the foregoing indemnifications shall be covered by the procedures set forth in Article 11.3 hereof.

 8.21 Notice. Borrower shall promptly give written notice to Lender in the manner provided in Article 11.14 hereof of (i) the occurrence of any Default or Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower or any of its properties or assets, in which the amount involved is material and is not covered (subject to normal deductibles) by insurance and that will have a Material Adverse Effect; (iii) any dispute between Borrower and any governmental regulatory body or other Person that will have a Material Adverse Effect; (iv) substantial damage, loss, or impairment in value, to any part of the Security and/or the Premises, specifying the nature and extent of damage, loss, or impairment in value, and whether such damage, loss, or impairment in value is being repaired

                                    VIII - 16

in due course or the total loss or destruction of any material part of the Security and/or the Premises; (v) any other action, event or condition of any nature of which it has knowledge which would result in any Material Adverse Effect; and (vi) the voluntary or involuntary bankruptcy of, or any assignment for the benefit of creditors or the seeking of any relief under any Debtor Relief Law by Borrower.

 8.22 Deficiency Loans. Any funds advanced to the Borrower as Deficiency Loans (as defined in the Borrower's Partnership Agreement), whether or not at the direction of the Bank or Lender, shall be applied only to the operating costs or other fees and expenses related to the operation of the Project; provided, however that (a) up to $6,000,000 of such funds available for Deficiency Loans under Borrower's Partnership Agreement may be used by the Borrower to pay any portion of the Total Project Costs for which the Borrower has insufficient funds and (b) the foregoing restriction shall be of no effect from and after the date in which the Coverage Requirement, as such term is defined under the Bank Loan Documents, is met (the "Bank Coverage Date"). After the date of Substantial Completion and until the Bank Coverage Date, in the event (i) Borrower has failed to pay Interest to Lender as provided in Article IV hereof, and such failure shall continue uncured beyond the first (1st) day of the following calendar month in which such payment was due, and (ii) Borrower has paid all interest and other fees due under the Bank Loan Documents on a current basis through and including the 15th day of such month, then Lender shall have the right to cause the Borrower, acting through WKA, to require the General Partners to make Deficiency Loans in amounts of up to $20,000,000 in the aggregate (less the principal amount of any Deficiency Loans previously

                                    VIII - 17

made by the General Partners) and to apply such funds on account of Interest then due to the Lender. The Lender shall have no right to cause Deficiency Loans to be made to pay principal under the GDB Loan or under the Bank Loan Documents. In the event that WKA does not make the Deficiency Loan required by the Lender as aforesaid which WKA may be required to make pursuant to Section 6.02 of the Borrower's Partnership Agreement, the Lender may require KGC to make the Deficiency Loan on behalf of WKA through the making of a KG Loan (as defined in the Borrower's Partnership Agreement). In the event of a default by KGC in its obligations to make a KG Loan to fund any Deficiency Loan required by Lender as aforesaid, the Lender shall have the right to cause the Borrower or WKA, respectively, to exercise such rights and remedies with respect thereto as the Lender shall determine. The Lender's right to require Deficiency Loans to be made shall cease (x) during the pendency of any bankruptcy proceeding with respect to the Borrower or (y) in the event of the commencement of any foreclosure proceeding or the exercise of any rights in lieu of foreclosure with respect to the Borrower's interest in the Project. The Lender acknowledges that an aggregate of only $20 million in principal amount of Deficiency Loans is available to the Borrower and, that the Borrower has the right to call upon such Deficiency Loans and apply the proceeds thereof to Total Project Costs, interest and fees in respect of the Loan Documents and Bank Loan Documents and operating deficiencies and in certain circumstances the Bank has the right to call upon such Deficiency Loans and apply the proceeds thereof to operating costs or other fees or expenses related to the operation of the Project. Accordingly, the availability of Deficiency

                                    VIII - 18

Loans to pay Interest to the Lender as provided herein is subject to the prior requests for or application of the proceeds of such Deficiency Loans to pay such other permitted items.

 8.23 Certification of Substantial Completion. The Borrower upon reaching Substantial Completion of the Project shall submit to Lender a certification from the Architects to that effect, and a certification of the Total Project Costs incurred up to the date of Substantial Completion, signed by the chief financial officer of the Borrower, together with the Financial Statements for the Fiscal Year during which Substantial Completion is reached.

 8.24 Permits and Licenses. Borrower possess or will possess when required, all rights, accreditations, franchises patents, permits licenses and privileges necessary for the conduct of its business as now conducted, and as necessary for the ownership and management of the Premises, without known conflict with the rights of any person.

        8.25 Of the Project.

                (a) On or prior to the date of this Agreement, the Borrower will have obtained the approval of ARPE and/or of the Planning Board of Puerto Rico to the site plan and prior to commencement of any stage of the Project, approval to the final Plans and Specifications of such stage of the Project to be commenced shortly thereafter, the approval of all other Governmental Authorities having jurisdiction in the premises, and all permits or licenses necessary to allow the Borrower to proceed with the Construction of the Project.

                (b) The Project will be completed substantially in accordance with the Plans and Specifications, and in accordance with the use permits and all approvals by

                                    VIII - 19

Governmental Authorities having jurisdiction with respect to the use of the whole or any part of the Project will have been obtained on or before Completion Date.

                (c) The Construction shall be done in a workmanlike manner and Borrower shall provide or cause to be provided all labor, material, and equipment of every kind necessary for the completion of the Construction of the Project, when once begun, and shall proceed continuously to complete the same with all reasonable speed and dispatch. No substantial changes will be made in the Plans and Specifications of any such construction or installations except with prior written notice to and reasonable consent from Lender, and such approvals as shall be necessary under the requirements of ARPE and/or of the Planning Board of Puerto Rico. The Borrower shall make full payments for all costs of all such constructions and installations, promptly as due, except as diligently contested in good faith, and shall assure that no lien arises on account of failure to pay wages of Construction workers.

                (d) All  materials  contracted  or purchased for delivery to the
Project, or for use in its installations or constructions, and all labor contracted or hired for or in connection with said installations or constructions shall be used and employed solely on said Project, and only in accordance with the Plans and Specifications.

                (e) No part of the Project shall be permitted to become occupied until the applicable use permit required by law has been granted.

                (f) The Borrower  will manage or cause the Project to be managed
in  conformity  with  the  requirement  of  Governmental  Authorities,   and  in
compliance with any and all rules and regulations affecting the Project.

                                    VIII - 20

                8.26 Deposit of Escrow Requirement. Deposit with the Escrow Agent The Escrow Requirement when such deposit becomes due, which obligation is hereby guaranteed by the respective general partners of the Borrower by their execution of this Agreement.

 8.27 Interest Rate Swap. The Borrower will, upon notice from GDB, promptly enter into an interest rate swap arrangement between counter parties satisfactory to the GDB and the Bank, for a period commencing on the date such arrangement is entered into and ending on the seventh anniversary of the date hereof, if, within a period of five years from the date hereof, quotes by the Bank for a 90 day Libor based Fixed for Floating Rate Swap for a term of seven years equal or exceed 9.5% per annum at a time when three month Libor equals or exceeds 8.5% per annum.

 8.28 Expropriation. Borrower agrees to take all actions, execute and deliver all documents and pay all costs and expenses (including, without limitation, payment of the purchase prices therefor) in connection with the acquisition, including, if necessary, (i) the expropriation by the Lands Administration of Puerto Rico and the subsequent sale to Borrower of those parcels of land adjacent to the Project and presently owned by Justino Diaz Santini, and identified on the Boundary Survey Map dated February 19, 1990, prepared by David Lebron Lopez, P.L.S. as Tract and G-1c/1d, (ii) the spreading of the lien of the GDB Mortgage to cover such property, or the granting of a separate mortgage to cover such property and (iii) the endorsement of the Title Policy to include the lien of the GDB Mortgage on such new mortgage with respect to such property.

                                    ARTICLE 9

                               NEGATIVE COVENANTS

                9.1 Consent of Lender. The Borrower covenants that it will not, without the prior written consent of Lender, until full payment of the GDB Loan and the performance of all other Obligations of the Borrower hereunder:

                9.1.1 Create, assume, or suffer to exist any mortgage, pledge, encumbrance or other lien on the Premises, except for the Permitted Liens and Encumbrances;

                9.1.2 Except as contemplated or permitted in this Agreement, become a party to any transaction whereby all or any substantial part of the properties, assets or undertakings of the Borrower (whether legally or beneficially owned) would become the property of any other Person, whether by ways or reorganization, amalgamation, merger, transfer, sale, lease, sale and leaseback, or otherwise;

                9.1.3 Permit any change in the legal or beneficial ownership of the Premises, or permit any change in the ownership of the Borrower, except for a Permitted Transfer;

                9.1.4 Make any substantial change to the operation of the Project as presently contemplated without the prior written approval of Lender;

                9.1.5 Other than in relation to the Project, guaranty or otherwise in any way become or be contingently liable or responsible for obligations of any other Person, including without limitation, by agreement to purchase the Indebtedness of another Person, by agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, loan or advance) for the purpose of paying or discharging the Indebtedness of any other Person, or by agreement that net assets of any other Person, consolidated or otherwise will be maintained in any amount;

                9.1.6 Permit any distribution in the form of dividends or withdrawal of any of the profits, funds or assets of the Borrower during the term of this Agreement in respect of any Fiscal Year before the Financial Statements for such Fiscal Year that Borrower has to submit to Lender in the fashion and manner stated in this Agreement, are actually submitted to Lender and at any time when such Financial Statements reveal that there does not exist Distributable Cash, as the term is defined in the Borrowers' Partnership Agreement;

                9.1.7 Enter into or permit the entering into of any agreement or arrangement for borrowed money, if such borrowing shall create any mortgage, pledge, lien, hypothecation, charge (fixed or floating), security interest or other encumbrance whatsoever over the Premises except Permitted Encumbrances;

                9.1.8 Omitted.

                9.1.9 Permit or be a party to any arrangement regarding the dissolution of Borrower;

                9.1.10 Borrower shall not directly or indirectly, assign, transfer or attempt to so assign, transfer any of their Rights, duties or Obligations under this Agreement or any other Loan Document except as required under the Bank Loan Documents or as specifically permitted under this Agreement;








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

                9.1.11 Agree to a substantial Work Change without the prior written approval of Lender;

                9.1.12 Cause any of the material licenses and permits for the Project to be revoked or modified in any manner or form;

                9.1.13 Except as permitted in this Article Nine, make any loans and advances, (which terms do not include salaries, bonuses, or other customary compensation as a result of employment) to any of its officers beyond what would be considered reasonable or prudent;

                9.1.14 Except Management Fees, make any loans, or advances to, or make any investments in any General or Limited Partner of Borrower;

                9.1.15 Permit the aggregate compensation (including salaries, bonuses and other compensation) paid to officers, directors, and employees of Borrower to exceed an amount which is proper and reasonable in relation to the work performed and comparable to that paid by other Persons engaged in similar type of business and producing comparable results from operations;

                9.1.16 Engage in any activity not related to the Project or which could not be reasonably regarded as necessary to the development and management of the Project, or invest in any Person, or engage in new ventures or business enterprises;

                9.1.17 Engage in any "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA with respect to any "employee benefit plan", as defined in Section 3 of ERISA;

                9.1.18 Create any direct or indirect Subsidiary or enter into any partnership, joint venture, or similar arrangements, or make any material change in its partnership structure other than Permitted Transfer;

                9.1.19 Amend or materially modify in any material respect Borrowers' Venture Agreement, in effect on the Date of Closing of this Agreement;

                9.1.20 Compromise, settle or discharge any action, suit, proceeding or claim which seeks to restrain, prevent, change or otherwise affect, or questions the validity or legality of, the transactions contemplated by this Agreement, the Security Documents or any other Loan Documents, in whole or in part or which seeks damages in connection with any of such transactions; which compromise settlement or discharge affects the interest of Lender under his Agreement;

                9.1.21 Enter into any contract or agreement which would materially and adversely affect Borrower or its business, property, assets, operations, condition (financial or otherwise) or enter into any transaction which would materially and adversely affect Borrowers' assets or ability to perform all of their Obligations under this Agreement, the Security Documents or any of the other Loan Documents, which could reasonably be expected to have Material Adverse Effect;

                9.1.22 Borrower shall not take or omit to take any action, which act or omission would constitute (i) a Default or an Event of Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or (ii) except as provided elsewhere in this Agreement, a material Default or an Event of Default pursuant to, or non-compliance with any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, unless, in either case, such Default, Event of Default or non-compliance would not have a Material Adverse Effect.

                                   ARTICLE 10

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

        10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" or an "Event of Default" hereunder:

               (a) Borrower shall fail to make, within ten (10) calendar days of written notice from Lender (by facsimile or otherwise), any payment of principal of, or interest on, or within thirty (30) calendar days of written notice of any other amount owing in respect of, the GDB Loan.

               (b) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, and the same shall remain unremedied for a period ending thirty (30) days after Borrower shall receive written notice of any such failure from Lender (by facsimile or otherwise) provided that no Default shall exist under this paragraph (b) so long as Borrower is proceeding diligently to cure such failure and such delay would not have a Material Adverse Effect.

               (c) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to Lender by Borrower, shall be untrue or incorrect in any material respect as to Borrower, as of the date when made or deemed made.

               (d) Omitted.

               (e) An unreasonable delay in the construction of the Project so that the same may not, in Lender's sole judgment, be completed on or before the Completion Date, provided such delay or discontinuance is not caused by an Unavoidable Delay.

               (f) All or a substantial part of the assets of Borrower shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person shall apply for the appointment of a receiver, trustee or custodian for any of the assets of Borrower and shall remained unstayed or undismissed for thirty (30) consecutive days; or Borrower shall have concealed or removed, any part of its assets with intent to hinder, delay or defraud its creditors or any of them or made or suffered an unauthorized transfer of any of its assets or incurred an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

               (g) A case or proceeding shall have been commenced against Borrower in a court of competent jurisdiction seeking a decree or order in respect of Borrower, (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, Commonwealth, state or foreign bankruptcy or other similar Law; (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower, or of any substantial part of its assets, or (iii) ordering the winding-up or liquidation of the affairs of Borrower, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

               (h) Borrower shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, State or foreign bankruptcy or other similar Law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower of any substantial part of its assets; (iii) fail generally to pay its debts as such debts become due, or (iv) take any action in furtherance of any such action.

               (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $500,000.00 shall be rendered against Borrower and the same shall not (i) be fully covered by insurance in accordance with the insurance provisions of this Agreement; or
(ii) within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within five (5) days after the expiration of any such stay.

               (j) The conveyance, transfer, or other disposition of the Premises or the assignment or purported assignment of the Agreement, the Security Documents or any of its rights thereunder shall have been made by Borrower, except as required under the Bank Loan Documents or pursuant to any Permitted Transfer.

               (k) Any material provision of any Security Document after delivery thereof shall for any reason cease to be valid or enforceable in accordance with its terms, or any material security interest created under any Security Document shall cease to be a valid and perfected second priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Security purported to be covered thereby.

               (l) Omitted.

               (m) Any Reportable Event which Lender determines in good faith might constitute grounds for the termination of any Employees' Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Employees' Plan shall have occurred and be continuing sixty (60) days after written notice to such effect shall have been given to Borrower by Lender, or any Employees' Plan shall be involuntarily terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any Employees' Plan, or proceedings to terminate any Employees' Plan or to appoint a trustee to administer any Employees' Plan are commenced.

               (n) Borrower shall be enjoined, restrained, or in any way prevented by court order, or if any proceeding is filed or commenced seeking to enjoin, restrain, or in any way prevent Borrower from conducting all or a substantial part of its business affairs and/or proceeding with the Premises and the Project and such action is not stayed, nullified or reversed within thirty
(30) days thereafter.

        10.2 REMEDIES. Upon and during the continuation of any Event of Default hereunder, the Lender shall have the absolute right, at its option and election, to:

               (a) Cancel this Agreement by written notice to Borrower;

               (b) Institute appropriate proceedings to specifically enforce performance hereof;

               (c)  Withhold further disbursements hereunder;

               (d) Apply for the appointment of a receiver, as a matter of strict right without regard to the solvency of Borrower, for the purpose of preserving the Premises, preventing waste, and to protect all rights accruing to Lender by virtue of this Agreement. All expenses incurred in connection with the appointment of said receiver, or in protecting and preserving the Premises, shall be chargeable against Borrower and shall be enforced as a lien against the Premises;

               (e) Accelerate maturity of the Notes and demand payment of the principal sums due thereunder, with interest and costs, and in default of said payment or any part thereof, to foreclose and enforce collection of such payment by foreclosure and/or other appropriate action in any Tribunal.

               The said remedies and rights of Lender shall be cumulative and not exclusive. Lender shall be privileged, and shall have the absolute right, to resort to any or all of said remedies, none to limit or exclude any other. In any Event of Default, Lender shall have the absolute right to refuse to disburse the balance of the Loan Commitment, and no Person shall have any interest in the undisbursed balance of the Loans and shall not have any right to require or compel payment thereof toward discharge or satisfaction of any claim or lien which they or any of them have or may have for work performance on, or materials supplied to, the Improvements.

        10.3 WAIVER OF DEFAULTS. The waiver by Lender of any Event of Default hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent Event of Default.

        10.4 WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement and applicable Law, Borrower waives to the fullest extent permitted by law (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, comprise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Security or any bond or other collateral which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption Laws.

        10.5 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default and Lender's termination of this Agreement or Lender's declaring all obligations to be forthwith due and payable pursuant to the provisions of Section 10.2 hereof, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, irrespective of whether or not Lender shall have made any demand under this

Agreement and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application may be Lender;
provided, however, that the failure to give such notice shall not affect the validity of such set-off application.

        10.6 CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, given Lender under this Agreement the right or power to exercise control over the affairs and/or management of Borrower, the power of GDB under this Agreement being limited to the right to exercise the remedies provided in this Article 10.

                                   ARTICLE 11

                                  MISCELLANEOUS

        11.1 No Agency Relationship. The Borrower understands and agrees that Lender is not the agent, representative, or partner of, or joint-venturer with the Borrower, and this Agreement shall not be construed to make Lender liable to materialmen, contractors, craftsmen, laborers, or others for goods or services furnished by them in or into the Project, or for debts or claims accruing to the said parties against the Borrower, and it is distinctly understood and agreed that there is no contractual relation, either express or implied, between Lender and any materialmen, subcontractors, craftsmen, laborers or other person or persons supplying any work or materials in and to the Project, or of any part thereof. This Agreement shall not give rise to the application of the doctrine of third party beneficiary.

        11.2 Liability. It is understood between the parties hereto that Borrower has selected or will select all architects, engineers, contractors, subcontractors, materialmen, as well as all others furnishing services or materials for the Project and Lender has, and shall have, no responsibility whatsoever for them or for the quality of their materials or workmanship, it being understood that Lender's sole function is that of lender and the only consideration passing from Lender to Borrower is the proceeds of the Loans in accordance with and subject to the terms of this Agreement. It is also agreed that Borrower shall have no right to rely on any procedures required by Lender herein, such procedures being for the protection of Lender as Lender and no one else. Borrower hereby agrees to hold and save Lender harmless and indemnify it against and from claims, of any kind, of any persons, including but without limiting the generality of the foregoing, employees of Borrower, any contractor constructing the Improvements and the employees of any such contractor, any tenant of Borrower, any subtenant or concessionaire of any such tenant, and the employees and business invitees of any such tenant, subtenant or concessionaire, arising from or out of the construction, use, occupancy, or possession of the Improvements by or on behalf of Borrower.

        11.3 Indemnity of Lender. Borrower hereby indemnifies the Lender, and its respective directors, officers, employees, Affiliates and agents (collectively, "Indemnified Persons") against, and agrees to hold each such Indemnified Person harmless from, any and all losses, claims, damages and liabilities, and related expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transaction, services or matters that are the subject of the Loan Documents; provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person and provided further that Borrower's obligations with respect to environmental matters is solely under Article 8.20 hereof and not under this Article 11.3. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnify may be sought against Borrower pursuant to this Article 11.3, such Indemnified Person shall promptly notify Borrower in writing of the commencement of such litigation or proceeding, but the omission so to notify Borrower shall not relieve Borrower from any other obligation or liability which it may have to any Indemnified Person otherwise than under this Article 11.3 or
Article 8.20. Failure of the Indemnified Person to timely notify Borrower of the commencement of such litigation of proceeding shall not relieve Borrower of its obligation under Article 11.3 or Article 8.20, except where and to the extent such failure irrevocably prejudices any action to hold such Indemnified Person harmless therefrom. In case any such litigation or proceeding shall be bought against any Indemnified Person and such Indemnified Person shall notify Borrower of the commencement of such litigation or proceeding, Borrower shall be entitled to participate in such litigation or proceeding and, after written notice from Borrower to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense, provided that such counsel is satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of Borrower to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding if (i) the use of counsel chosen by Borrower to represent such Indemnified Person would present such counsel with a material conflict of interest; (ii) the defendants in, or targets of, any such litigation or proceeding include both and Indemnified Person and Borrower, and such Indemnified Person shall have reasonable concluded that there may be legal defenses available to it which are different from or additional to those available to Borrower in which case Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) Borrower shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person within a reasonable time after notice of the institution of such litigation or proceeding; or (iv) Borrower shall authorize in writing such Indemnified Person to employ separate counsel at the expense of Borrower, provided that Borrower shall not be liable for the fees, costs and expenses of more than one separate counsel at the same time for all such Indemnified Persons in connection with the same action and any separate but substantially similar or related action in the same jurisdiction. Borrower shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

        The agreements of Borrower in the Article 11.3 shall be in addition to any liability that Borrower may otherwise have and shall be continuing and survive the repayment of the GDB Loan. All amounts due under this Article 11.3 shall be payable as incurred upon written demand therefor, and shall be guaranteed by the Security.

        11.4   Damage or Destruction.

               (a) In case of a Casualty, the Borrower will immediately give notice thereof to Lender generally describing the nature and extent of such Casualty and setting forth the Borrower's best estimate of the cost of Restoration and the Borrower shall, at its sole cost and expense, promptly commence and diligently complete or cause to be commenced and diligently completed, the Restoration in a good and workmanlike manner and in compliance with all Legal Requirements.

               (b) Lender shall be entitled to receive all insurance proceeds payable on account of a Casualty. The Borrower hereby irrevocably assigns, transfer and sets over to Lender all rights of the Borrower to any such proceeds, award or payment and irrevocably authorizes and empowers Lender, in the name of the Borrower or otherwise, to file for and prosecute in its own name what would otherwise be the Borrower's claim for any such proceeds. Notwithstanding the foregoing, so long as no Default or Termination Payments (as the term is defined in the Collateral Pledge Agreements of even date between Borrower, AFICA and the Bank) Event of Default shall have occurred and shall then be continuing and provided the Borrower promptly files all claims and diligently prosecutes same, the Borrower shall have the right to file, adjust, settle and prosecute any claim for such proceeds; provided that the Borrower shall not agree to any adjustment or settlement of any such claim payable with respect to a Major Casualty without Lender's prior written consent. The Borrower shall pay promptly after demand all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by Lender in connection with a Casualty and the seeking and obtaining of any insurance proceeds, award or payment with respect thereto.

               (c) In the event of a Major Casualty, the Net Proceeds shall be held, at Lender's option, by Lender as additional collateral for the Note and shall be applied or dealt with by Lender as follows:

                       (i) if the Release Conditions (as hereinafter defined) are satisfied, all Net Proceeds shall be made available to the Borrower to be applied towards the cost of the Restoration in accordance with paragraph (e) of this Article 11.4; and

                       (ii) if the Release Conditions are not satisfied, all Net Proceeds shall be applied in accordance with Article 11.6 hereof.

               (d) In case of a Major Casualty, all Net Proceeds shall be applied as provided in clause (i) of paragraph (c) of this Article 11.4 if all of the following conditions are satisfied or otherwise waived by the Lender (collectively, the "Release Conditions"):

                       (i) no Default or Termination Payments Event of Default shall have occurred and be continuing;

                       (ii) the Borrower shall have delivered to Lender within thirty (30) days after the occurrence of the Major Casualty, a notice of the Borrower's desire to undertake the Restoration of the Project;

                       (iii)  the  Borrower  shall  have   demonstrated  to  the
satisfaction of Lender that the Restoration of the Project can be completed at least six months prior to the then current due date of the Term Loan;

                       (iv) the Borrower shall have demonstrated to the satisfaction of Lender that sufficient funds are available to the Borrower through revenues and/or business interruption insurance maintained pursuant to
Article 8.15 hereof, and/or a cash deposit, letter or credit or similar cash-equivalent security (which in the case of a letter of credit or similar cash-equivalent security shall be satisfactory to Lender as to form, content, and issuer) and which shall be for the benefit of Lender, to pay all amounts estimated to be paid with respect to the GDB Loan, and all other estimated operating expenses with respect to the Project during the period estimated by the Borrower and approved by Lender as necessary for the completion of the Restoration;

                       (v) in the event that the estimated cost of Restoration is greater than 25% of the full replacement cost of the Project (as specified in the Borrower's Casualty

Insurance Policy), Borrower shall have provided Lender with a guaranty of completion of the Restoration satisfactory to Lender as to form, content and guarantor which, among other things, ensures that sufficient funds are and will be available to complete the Restoration; and

                       (vi) to the extent, in Lender's judgment, that the Net Proceeds are insufficient to pay the costs of the Restoration, the Borrower shall have provided Lender with a cash deposit, letter of credit, or similar cash-equivalent security in the amount of such deficiency (which in the case of a letter of credit or similar cash-equivalent security shall be satisfactory to Lender as to form, content and issuer).

               (e) Provided that no Default or Termination Payments Event of Default shall have occurred and be continuing, then, upon the occurrence of a partial destruction of the Project that does not constitute a Major Casualty or upon the occurrence of a Major Casualty in connection with which the Release Conditions have been met, the Net Proceeds shall be paid over to the Borrower for the Restoration of the Project. The Net Proceeds shall be disbursed substantially in accordance with the requirements of Article 7 of this Agreement such that the Net Proceeds shall be advanced in the same manner and subject to the same conditions as the disbursements of the proceeds of the GDB Loan. Notwithstanding the foregoing, after the Date of Substantial Completion, the Net Proceeds from a Casualty that does not constitute a Major Casualty shall be paid over to the Borrower for the Restoration of the Project without any requirement that the Borrower comply with the provisions of Article 7 of this Agreement.

               (f) All costs and expenses incurred by Lender in connection with making the Net Proceeds or Net Restoration Awards available for the Restoration (including, without limitation, attorneys' fees and expenses and fees and expenses of the Bank's
Consultant) shall be paid by the Borrower. Any Net Proceeds or Net Restoration Awards remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration shall be applied to the repayment of any outstanding obligations of the Borrower under the GB Loan.

        11.5   Taking of the Mortgaged Property.

               (a) In case of a Taking or the commencement of any proceeds or negotiations that might result in a Taking, the Borrower immediately will give notice thereof to Lender generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom. Lender shall be entitled hereunder to all awards or compensation payable on account of a Taking. The
Borrower hereby irrevocably assigns, transfers and sets over to Lender all rights of the Borrower to any such awards or compensation and irrevocably authorizes and empowers Lender in the name of the Borrower or otherwise, to collect and receive any such award or compensation and to file and prosecute any and all claims for any such awards or compensation. Notwithstanding the foregoing, so long as no Default or Termination Payments Event of Default shall have occurred and shall then be continuing and provided the Borrower promptly files and diligently prosecutes such claim or claims, the Borrower shall have the right to prosecute and file any such claim or claims and the Borrower shall cause any such award or compensation to be collected and promptly paid over to Lender; provided, that, the Borrower shall not agree to or accept any ward or compensation without Lender's prior written consent. Lender may participate in such proceeds or negotiations, and the Borrower will deliver or cause to be delivered to Lender all instruments requested by Lender to permit such participation, provided that Lender shall be under no obligation to question the amount of the award or compensation. Although it is hereby expressly agreed that the same shall not be necessary, in any event, the Borrower shall, upon demand of Lender, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or compensation to Lender, free and clear of any encumbrances of any kind or nature whatsoever other than any junior encumbrances arising as a result of the KGC Mortgage (as such term is defined in the Reimbursement Agreement). The Borrower will pay promptly after demand all costs and expenses (including, without limitation, attorneys' fees and expenses and fees and expenses of the Bank's Consultant) incurred by Lender in connection with any Taking and seeking and obtaining any award or payment on account thereof.

               (b) In case of a Taking such that, in Lender's judgment, the Project can be restored substantially to its value and usefulness as it existed prior to such Taking, then, the Borrower shall, at its sole cost and expense, promptly commence and diligently complete the Restoration in a good and workmanlike manner, and in compliance with all Legal Requirements.

               (c) All Net Restoration Awards shall be held, at Lender's option, by Lender as additional collateral for the Note and shall be applied or dealt with by Lender as follows:

                       (i) Provided that no Default or Termination Payments Event of Default shall have occurred and be continuing, then, in the case of a Taking of the nature referred to in paragraph (b) of this Article 11.5 and, to the extent necessary thereunder, if the Release Conditions are satisfied, all Net Restoration Awards shall be applied to pay the cost of

Restoration of the portion of the Project remaining after such Taking, such application to be effected substantially in the same manner as provided in paragraph (e) of Article 11.5 hereof with respect to Net Proceeds and the balance, if any, of such Net Restoration Awards shall be applied in the manner set forth in Article 11.4(g) hereof.

                       (ii) In the case of any Taking other than a Taking of the nature referred to in paragraph (b) of this Article 11.5, all Net Restoration Awards actually received by the Bank shall be applied in accordance with Article
11.6 hereof.

               (d) Notwithstanding anything to the contrary contained herein, in the case of a Taking such that, in Lender's judgment, the Project is an economically viable architectural whole notwithstanding such Taking, the Borrower shall have no obligation to commence or complete Restoration and all Net Restoration Awards shall be applied in the order specified in Article 11.6 hereof.

        11.6 Application of Proceeds Upon Casualty or Substantial Taking . Upon a Casualty, if the disposition of the Net Proceeds is governed by clause (ii) of paragraph (c) of Article 11.4 hereof or upon a taking, if the disposition of the Net Restoration Awards is governed by clause (ii) of paragraph (c) or paragraph
(d) of Article 11.5 hereof, Lender shall have the option, in Lender's sole discretion to (a) make available the Net Proceeds or the Net Restoration Awards, the case may be, to the Borrower for Restoration in the manner provided in paragraph (e) of Article 11.4 hereof or (b) apply such Net Proceeds or Net Restoration Awards to the payment of any outstanding obligations of the Borrower under the Note.

               If Lender shall receive and retain any Net Proceeds or Net Restoration Awards, in trust or otherwise, the indebtedness evidenced by the Note shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the indebtedness evidenced by the Note.

               Notwithstanding anything contained in this Agreement to the contrary, Lender shall release the proceeds of any business interruption insurance maintained hereunder to the Borrower provided that the Borrower satisfies the conditions set forth in Article 11.4(d)(i), (ii) and (iv) herein and provided, further, that Lender shall retain that portion of such insurance proceeds that Lender deems necessary to pay all amounts estimated to become payable with respect to the Note during the period estimated by the Borrower and approved by Lender as necessary for the completion of the Restoration, the balance of such insurance proceeds to be released in accordance with the other terms and conditions set forth herein, as applicable.

        11.7 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the Parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by the Borrower and the GDB.

               No amendment or waiver of any provision of this Agreement, Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by GDB, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        11.8 Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of Lender in connection with the preparation of the Loan Documents (including the fees and expenses of all of its counsel and consultants retained in connection with the Loan Documents and the transactions contemplated thereby). If, at any time or times, regardless of the existence of any Event of Default (except with respect to paragraphs (iii) and (iv), which shall be subject to an Event of Default having occurred and be continuing), the Lender shall employ counsel for advice or other representation in connection with or shall incur reasonable legal or other costs and expenses in connection with:

               (i) any amendment, modification, termination or waiver, or consent with respect to, any of the Loan Documents;

               (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, the Borrower, or any other Person) in any way relating to the Security, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

               (iii) any attempt to enforce any rights of GDB against the Borrower, or any other Person, that may be obligated to the Lender by virtue of any of the Loan Documents;

               (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Security; then, and in any such event, the reasonable attorneys' fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by the Borrower to Lender and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, accountants' fees, court costs and expenses; court reporter fees, and expenses for travel, paid or incurred in connection with the performance of such legal services.

        11.9 No Waiver by Lender. Lender's failure, at any time or times, to require strict performance by the Borrower of any provisions of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of an Event of Default by the Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by the Borrower under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by the Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of the Lender and directed to the Borrower specifying such suspension or waiver.

        11.10 Remedies. Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights and remedies which Lender may have under any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Security shall not be required.

        11.11 Parties. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, Lender's approved successors of the Borrower, the Lender and the assigns, transferees and endorsees of the Lender. Nothing in this Agreement or the other Loan Documents, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

        11.12 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        11.13 Authorized Signatories. Until Lender shall be notified by the Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an authorized representative of the Borrower shall bind the Borrower and be deemed to be the act of the Borrower affixed pursuant to and in accordance with resolutions duly adopted by the Borrowers' authorized representatives.

        11.14 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the Parties by another, or whenever any of the Parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)     If to Lender:

                       Governmental Development Bank for Puerto Rico
                       Box 42001
                       San Juan, Puerto Rico  00940-2001
                       Attention:  President and Director of
                       Private Sector - Banking Services

                       With a copy to:

                       Melendez-Perez, Moran & Santiago
                       Box 19328
                       Santurce, Puerto Rico  00919
                       Attention:  Ramon-Loubriel, Esq.

               (b)     If to Borrower:

                       El Conquistador Partnership L.P.
                       c/o Williams Hospitality Management Corp.
                         187 East Isla Verde Road
                       San Juan, Puerto Rico  00913
                       Attention:   Mr. Hugh A. Andrews
                                    Authorized Representative

                       With copy to:

                       Whitman & Ransom
                       200 Park Avenue
                       New York, New York  10166
                       Attention:  Jeffrey N. Siegel, Esq.

                                            and

                       Kumagai Caribbean, Inc.
                       c/o Williams Hospitality Management Corp.
                       187 East Isla Verde Road
                       San Juan, Puerto Rico  00913
                       Attention:  Mr. Shunsuke Nakane

                                            and

                       WMS Industries, Inc.
                       3401 North California Avenue
                       Chicago, Illinois  60618
                       Attention:  Neil D. Nicastro

                                            and

                       Messrs. Burton and Richard Koffman
                       c/o Richford American
                       950 Third Avenue
                       New York, New York  10022

        11.15 Captions. The headings, captions and arrangements used herein and in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

        11.16 Exhibits and Schedules. The Preamble and all exhibits and schedules attached hereto shall be and are hereby incorporated herein, and made a part of this Agreement for all purposes.

        11.17  Omitted.
        11.18  Governing Law and Venue:

               (a) The Loan Documents are being executed and delivered by Borrower and Lender, and are intended to be performed, in the Commonwealth of Puerto Rico, and (except as specifically provided otherwise in any Loan Document or to the extent that the Laws of any other jurisdiction otherwise require) the Laws of the Commonwealth of Puerto Rico shall govern the rights and duties of the Parties and the validity, construction, enforcement, and interpretation of the Loan Documents.

               (b) Borrower hereby submits itself to the venue of the Superior Court of Puerto Rico, Humacao Part, or any other court GDB may elect in any litigation or dispute arising out of, connected with, related to or incidental to the relationship established between Borrower and Lender in connection with this Agreement, and whether arising in contract, tort, equity or otherwise.

        11.19 Severability. If any provision of any of the Loan Documents is held to be illegal, invalid or unenforceable under present or future Laws effective during the term thereof, such provision shall be dully severable; the appropriate Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

        11.20 Entire Agreement. This Agreement embodies the entire agreement among the Parties with respect to the subject matter hereof, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by authorized Persons on behalf of each of the Borrower and GDB, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

        11.21 Survival of Representations. All indemnities, representations and warranties herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the making of the Loans hereunder and shall continue in full force and effect until the Obligations shall have been paid in full. Further, as specifically provided herein, certain indemnities, representations and warranties shall survive the repayment of the loan, cancellation of the Notes and release of the Lender's Lien.

        11.22 GDB's Consent. Whenever under this Agreement the consent or approval of GDB is required or necessary, GDB will diligently respond to any request for such action, consent or approval and shall execute and deliver such documents, instruments and agreements or give such instruction as may be necessary to effect the terms and spirit of this agreement and the other Loan Documents.

        11.23 Reliance by Lender. The Lender may but shall be under no obligation to rely upon the advice of its legal counsel and of the Bank's Consultant, as well as of all other parties whose advice it obtains in connection with all decisions made by the Lender in connection with any matters discussed herein.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

EL CONQUISTADOR PARTNERSHIP, L.P.                  GOVERNMENT DEVELOPMENT BANK
                                                          FOR PUERTO RICO

By:     WKA EL CON ASSOCIATES                      By:                  /s/
                                                      --------------------------
          Its General Partner                          George Barr Wilson
                                                       Executive Vice President

Itself By:             /s/
          --------------------------
           Norman Jules Menell

BY:     KUMAGAI CARIBBEAN, INC.
           Its General Partner

Itself By:             /s/
          --------------------------
           Shunsuke Nakane
           President

Affidavit Number:
                  -------------------
        Sworn and subscribed to before me in San Juan, Puerto Rico, this 7th day of February, 1991, by the above signed persons, of the personal circumstances above mentioned and in their stated capacity and representation, personally known to me.

                                                              /s/
                                                     ---------------------------
                                                           Notary Public